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                                                                     Exhibit 1.1
                            5,000,000 Ordinary Shares

                               UTi WORLDWIDE INC.
                       (A British Virgin Islands company)

                             UNDERWRITING AGREEMENT

                                                               December __, 2002

BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
BB&T CAPITAL MARKETS, A DIVISION OF
   SCOTT & STRINGFELLOW, INC.
LAZARD FRERES & CO. LLC
     as Representatives of the
     several Underwriters named in
     Schedule I attached hereto (each a "Representative," and together, the "Representatives")

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

      UTi Worldwide Inc., a corporation organized and existing under the laws of the British Virgin Islands (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 4,000,000 shares (the "Company Shares") of its Ordinary Shares, no par value per share (the "Ordinary Shares"). PTR Holdings Inc., a corporation organized and existing under the laws of the British Virgin Islands (the "Selling Shareholder"), severally proposes to sell to the Underwriters an aggregate of 1,000,000 Ordinary Shares (the "Selling Shareholder Shares" and together with the Company Shares, the "Firm Shares"). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Company also proposes to issue and sell to the Underwriters up to an additional 600,000 Ordinary Shares (the "Company Additional Shares") and the Selling Shareholder also propose to sell to the Underwriters up to an additional 150,000 Ordinary Shares (the "Selling Shareholder Additional Shares" and, together with the Company Additional Shares, the "Additional Shares"). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement and the Prospectus referred to below. Bear, Stearns & Co. Inc. ("Bear Stearns" or the "Lead Manager") is acting as lead manager in connection with the offering and sale of the Shares (the "Offering").

            1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Date and each Additional Closing Date (each as defined in Section 3 below) that:
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                  (a) The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form F-3 (No. 333-101309), for the registration of the Shares under the U.S. Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. The Company is entitled to utilize Form F-3 to register the Shares under the General Instructions thereto and under the Regulations. If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act increasing the size of the Offering by registering additional Ordinary Shares (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. Any references herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of use of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof

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filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (the "EDGAR System").

                  (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, the Registration Statement, the Prospectus, any documents incorporated therein by reference and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act, the Regulations and the Exchange Act and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act, the Regulations and the Exchange Act and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns as herein stated expressly for use in connection with the preparation thereof. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in paragraphs six, nine, ten, eleven, thirteen and fourteen under the caption "Underwriting" in the Prospectus. If Rule 434 of the Regulations is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.

                  (c) Deloitte & Touche LLP, who have audited the financial statements and related financial statement schedule included or incorporated by reference in the Registration Statement, are independent certified public accountants with respect to the Company as required by the Act and the Regulations.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, the Company has not paid any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, on (i) the business, condition (financial or otherwise), results of operations, shareholders' equity,


                                       3
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properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (each, a "Subsidiary," and together, the "Subsidiaries"), taken as a whole (a "Material Adverse Change" or a "Material Adverse Effect");
(ii) the long-term debt of the Company and its Subsidiaries, taken as a whole;
(iii) the capital stock of the Company (excluding fluctuations in trading price); or (iv) the Offering or consummation of any of the other transactions contemplated by this Agreement. Since the date of the latest balance sheet presented in, or incorporated by reference in, the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

                  (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company.

                  (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, or (ii) violate or conflict with any provision of the Memorandum and Articles of Association of the Company, as amended and revised, or the articles or certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares, approval of the Shares for quotation on the Nasdaq National Market, and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or by the laws and rules of the National Association of Securities Dealers, Inc. (the "NASD"), in connection with the purchase and distribution of the Shares by the Underwriters.

                  (g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column entitled "Pro forma as adjusted" under the caption "Capitalization." All of the issued

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and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire from the Company or any Subsidiary upon the issuance or sale thereof any Ordinary Shares, any other equity security of the Company or any Subsidiary and any security convertible into, or exercisable or exchangeable for, any Ordinary Shares or other such security (any "Relevant Security"), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Ordinary Shares and the Shares conform to the descriptions thereof contained in the Registration Statement, the Prospectus and any documents incorporated therein by reference. Except as disclosed in the Registration Statement and the Prospectus, including the notes to the financial statements incorporated or deemed incorporated by reference therein, and except for (i) existing contingent obligations that may be settled by the issuance of Ordinary Shares, which obligations relate to acquisition transactions consummated prior to the effective date of the Registration Statement that are disclosed in the Registration Statement or the Prospectus, and (ii) options, shares and other rights issued pursuant to employee share incentive plans and trusts, stock option plans or employee stock purchase plans that are disclosed in the Registration Statement, the Prospectus or the notes to the financial statements incorporated therein, neither the Company nor any Subsidiary has outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

                  (h) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement, the Prospectus and any documents incorporated therein by reference (except for those the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the Prospectus and any documents incorporated therein by reference.

                  (i) Except as described in the Prospectus and any documents incorporated therein by reference, there is no legal or governmental proceeding or other litigation

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to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which, if determined adversely against the Company of any of its Subsidiaries, is reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                  (j) The Company has not taken nor will it take, and, to the knowledge of the Company, none of its affiliates (within the meaning of Rule 144 under the Act) has taken, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares.

                  (k) The financial statements, including the notes thereto and related financial statement schedule, incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with United States generally accepted accounting principles ("US GAAP") applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The other financial and statistical information and data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

                  (l) No pro forma or as adjusted financial statements are required to be included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Regulation S-X. The pro forma and as adjusted balance sheet data which are included in the Registration Statement and the Prospectus have been properly compiled, and prepared in accordance with the disclosures contained in the applicable footnotes thereto and include all adjustments necessary to present fairly in accordance with US GAAP the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated.

                  (m) The assumptions used in preparing the pro forma and as adjusted financial information included or incorporated by reference in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related adjustments made in the preparation of such pro forma and as adjusted financial information give appropriate effect to those assumptions, and such pro forma and as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (n) The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably believes to be reliable and accurate, and such data are not inconsistent with the sources from which they are derived.



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
                  (o) The Company is subject to the reporting requirements of either section 13(a) or section 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System or, as permitted by the rules and regulations thereunder, on paper. The Ordinary Shares are registered pursuant to section 12(g) of the Exchange Act and the outstanding Ordinary Shares (including the Shares) are listed for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or de-listing the Ordinary Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

                  (p) The Company has not prior to the date hereof made any offer or sale of any securities which could be "integrated" with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus (including documents incorporated or deemed to be incorporated by reference therein or in the notes to the financial statements incorporated or deemed incorporated therein), the Company has not sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Act, other than Ordinary Shares issued upon the exercise of options, shares and other rights issued pursuant to employee share incentive plans or trusts, stock option plans or employee stock purchase plans that are disclosed in the Registration Statement, the Prospectus or the notes to the financial statements incorporated therein and other than Ordinary Shares issued or issuable in connection with acquisition transactions consummated prior to the effective date of the Registration Statement that are disclosed in the Registration Statement or the Prospectus.

                  (q) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and each Additional Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (r) Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

                  (s) The Company is not, and upon consummation of the transactions contemplated hereby will not be (i) subject to registration as an "investment company" under the Investment Company Act of 1940, or (ii) classified as a passive foreign investment company for United States federal income tax purposes, and, to the Company's knowledge, it is not an entity


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"controlled" by an "investment company" within the meaning of the Investment
Company Act of 1940.

                  (t) No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or its Subsidiaries, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement and the Prospectus which is not so described. To the Company's knowledge, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members which are required by the Act or the Regulations to be disclosed in the Registration Statement and the Prospectus which are not so disclosed. Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

                  (u) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any of the Subsidiaries, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment ("Environmental Law"), except for violations and liabilities which, individually or in the aggregate, with all such violations and liabilities, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or which are otherwise alleged or as disclosed under "Item 8. Financial Information -- Legal or Arbitration Proceedings" in the Company's Annual Report on Form 20-F for the fiscal year ended January 31, 2002. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of the Subsidiaries has knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (v) Neither the Company nor any Subsidiary is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                  (w) There are no contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Act, the Exchange Act or the Regulations and which have not been so described or incorporated by reference therein or filed.

                  (x) To the Company's knowledge, except as disclosed in the Registration Statement and the Prospectus and other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

                  (y) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accounting for assets; (iii) the access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) There are no existing or, to the knowledge of the Company, imminent material labor disturbances by the employees of the Company or any Subsidiary and there are no existing, or to the knowledge of the Company and its Subsidiaries, imminent disputes with any material independent contractor of the Company or any Subsidiary, which, in any case, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (aa) Except as described in the Registration Statement and as shall be described in the Prospectus, the Company or one of its Subsidiaries has
(i) good and marketable title to all material real and personal properties owned by it or them, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, other than such as do not materially and adversely affect the value of such properties, and (ii) valid, subsisting and enforceable leases for all material real and personal properties leased by it or them, in each case, subject to such exceptions as, individually or in the aggregate, do not and are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (bb) Except as described in the Registration Statement and the Prospectus or documents incorporated therein by reference, the Company or one of its Subsidiaries owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), proprietary techniques (including processes and substances) and other intellectual property rights necessary to conduct the business now conducted by the Company and its Subsidiaries, taken as a whole, as described in the Registration Statement and the Prospectus or documents incorporated therein by reference

("Intellectual Property"); other than as described in the Registration Statement and the Prospectus or documents incorporated therein by reference: (i) to the Company's knowledge there are no third parties who have any rights in the Intellectual Property that could preclude the Company or its Subsidiaries from conducting its or their business as currently conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the Company's knowledge, threatened material actions, suits, proceedings, investigations or claims by others challenging the rights of the Company, its Subsidiaries or (if the Intellectual Property is licensed) to the Company's knowledge, challenging the rights of the licensor thereof in any Intellectual Property owned or licensed to the Company or its Subsidiaries; (iii) to the knowledge of the Company, the Company, its Subsidiaries and (if the Intellectual Property is licensed) to the Company's knowledge, the licensor thereof has not infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) to the knowledge of the Company, there is no dispute between it or any licensor with respect to the Intellectual Property.

                  (cc) The Company and its Subsidiaries maintain insurance with insurers of the types and in the amounts that the Company reasonably believes is
(i) sufficient to satisfy the requirements under any of the Company's or its Subsidiaries' material agreements, licenses or other contracts requiring the Company to carry insurance and (ii) customary for similar companies engaged in similar businesses, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or to obtain replacement insurance sufficient to satisfy any requirements of its material agreements, licenses or other contracts at a cost that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (dd) No "prohibited transaction" (as defined in section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), or "accumulated funding deficiency" (as defined in section 302 of ERISA) or any of the events set forth in section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which, individually or in the aggregate, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; each employee benefit plan for which the Company would have any liability is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each plan for which the Company would have any liability that is intended to be qualified under section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                  (ee) Each of the Company and the Subsidiaries has accurately prepared and timely filed all Federal, state, local, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the

Company and each of the Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) except any amounts the Company is contesting in good faith and the failure to so pay would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Subsidiaries' Federal, state, local or foreign taxes is pending or, to the best of the Company's knowledge, threatened which would reasonably be expected to have a Material Adverse Effect. There is no material tax lien, whether imposed by any Federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries.

                  (ff) Neither the Ordinary Shares, the Firm Shares nor the Additional Shares are or will be at the Closing Date or any Additional Closing Date subject to any transfer taxes, stamp duties or similar charges under the laws of the British Virgin Islands.

                  (gg) All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable. Either the Company or its direct or indirect Subsidiaries own all the issued share capital of each of the Company's Subsidiaries and, either the Company, the Subsidiaries or their respective agents, representatives or employees possess the share certificates representing the outstanding capital stock of all the Subsidiaries, except (i) in cases where the outstanding shares have been pledged pursuant to arrangements to secure indebtedness or other obligations as disclosed in reports filed or submitted by the Company with or to the Commission under the Act, the Exchange Act and the Regulations, (ii) in cases where the Company possesses less than 100% of the outstanding stock of the Subsidiary, or (iii) in countries where local law requires a nominee shareholder or local resident to be the shareholder of record or, in the case of bearer shares, to possess such shares.

                  Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of the Closing Date and each Additional Closing Date that:

                  (a) The Selling Shareholder has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions of the Selling Shareholder contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions of the Selling Shareholder contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Selling Shareholder. This Agreement has been duly and validly executed and delivered by the Selling Shareholder and constitutes the legal, valid and binding obligation of the Selling Shareholder.

                  (b) The Selling Shareholder has full right, power and authority to execute and deliver a Custody Agreement and Power of Attorney substantially in the form of

Exhibits B and C hereto (such Selling Shareholder's "Custody Agreement" and "Power of Attorney", respectively), to perform its obligations thereunder and to consummate the transactions of the Selling Shareholder contemplated thereby. The Custody Agreement and Power of Attorney and the transactions contemplated thereby have been duly and validly authorized by the Selling Shareholder. The Custody Agreement and Power of Attorney have each been duly and validly executed and delivered by the Selling Shareholder and constitute the legal, valid and binding obligation of the Selling Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Counterparts of the Selling Shareholder's Custody Agreement, duly signed by (i) the Company, as custodian (in such capacity, the "Custodian") and (ii) Roger I. MacFarlane, Peter Thorrington and Lawrence R. Samuels, as the Selling Shareholder's attorneys-in-fact (each, in such capacity, an "Attorney-In-Fact") have been delivered to the Company and the Lead Manager on or prior to the date of this Agreement.

                  (c) The Selling Shareholder agrees that the Shares and the Additional Shares, if any, to be sold by the Selling Shareholder, whether or not on deposit with the Custodian, are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement and Power of Attorney, by any act of the Selling Shareholder, by operation of law or by the occurrence of any other event.

                  (d) The Selling Shareholder is the lawful owner of the Shares and Additional Shares, if any, to be sold by the Selling Shareholder hereunder and upon sale and delivery of, and payment for, such Shares and Additional Shares as provided herein, the Selling Shareholder will convey to the Underwriters good and marketable title to such Shares and Additional Shares, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, claims and security interests whatsoever. Certificates for all of the Shares to be sold by the Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement.

                  (e) The Selling Shareholder has and, on the Closing Date and the Additional Closing Date, if any, will have, good and valid title to all of the Shares and Additional Shares, if any, which are to be sold by the Selling Shareholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and the applicable Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares and Additional Shares, if any, which may be sold by the Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, claims and security interests to the extent created or suffered to exist by the Selling Shareholder.

                  (f) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body or any third party is required for the execution, delivery and performance by the Selling Shareholder of this Agreement or the Custody Agreement and Power of Attorney or the consummation by the Selling Shareholder of the transactions of the Selling Shareholder contemplated herein or therein, except such as have been obtained under the Act and such as may be required under the state securities laws or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Selling Shareholder Shares and the Selling Shareholder Additional Shares, if any, by the Underwriters and the rules of the NASD.

                  (g) The execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney by the Selling Shareholder and the consummation of the transactions contemplated herein and therein by the Selling Shareholder will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to any law, statute, rule or regulation or the terms of any indenture or other agreement or instrument to which the Selling Shareholder is a party or bound, or to which any of the property or assets of the Selling Shareholder is subject, or (B) result in any violation of the provisions of any memorandum or articles of association, charter or by-laws or certificate of formation, trust agreement, partnership agreement, articles of partnership or other organizational documents, as applicable, of the Selling Shareholder, or any judgment, order, decree, statute, rule or regulation applicable to the Selling Shareholder of any court or any public or governmental or regulatory agency or body having jurisdiction over the Selling Shareholder.

                  (h) The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares and the Additional Shares, if any, except for such rights as have been waived or which are described in the Prospectus (and which have been complied with).

                  (i) The Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and the Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                  (j) Except as disclosed in the Prospectus and other than this Agreement, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

                  (k) All information furnished by or on behalf of the Selling Shareholder in writing for use in the Registration Statement and the Prospectus is true, correct, and complete in all material respects and does not and will not contain any untrue statement of a material fact; provided that this representation and warranty is made only as to information contained in the Registration Statement or the Prospectus under the caption "Selling Shareholder" and relating to the Selling Shareholder.

                  (l) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares or Additional Shares, if any.

                  (m) The Selling Shareholder has not distributed and will not distribute, prior to the later of the Additional Closing Date, if any, and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares and the Additional Shares, if any, by the Selling Shareholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (n) The Selling Shareholder has reviewed and is familiar with the Registration Statement, the Prospectus and the information incorporated by reference therein and (i) has no knowledge of any material adverse information with regard to the Company or the Subsidiaries which is not disclosed in the Registration Statement, the Prospectus or any document incorporated therein by reference, (ii) has no knowledge of any misstatement of a material fact or failure to state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, and (iii) is not prompted to sell the Shares and the Additional Shares, if any, to be sold by the Selling Shareholder by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the Prospectus or any document incorporated therein by reference.

                  (o) The representations and warranties of the Selling Shareholder in its Custody Agreement and Power of Attorney are, and on the Closing Date and Additional Closing Date, if any, will be, true and correct.

                  Any certificate signed by or on behalf of the Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

            3. Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell 4,000,000 of the Firm Shares to the Underwriters, (ii) the Selling Shareholder agrees to sell 1,000,000 of the Firm Shares to the Underwriters and (iii) the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Shareholder, at a purchase price per share of $__________, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) after the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to or as directed by the Company and the Custodian (pursuant to the Selling Shareholder's Custody Agreement and Power of Attorney), as the case may be, upon delivery of certificates for the Firm Shares to Bear Stearns through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. The Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Firm Shares to be sold by the Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of the Selling Shareholder's obligations hereunder, and (ii) the Custodian is authorized to deduct from such payment any such amounts from the proceeds to the Selling Shareholder hereunder and to hold such amounts for the account of the Selling Shareholder with the Custodian under the Custody Agreement and Power of Attorney. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least two business days before the Closing Date. The Company and the Custodian will permit Bear Stearns to examine and package such certificates for delivery at least one business day prior to the Closing Date.

                  (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 600,000 Additional Shares and (ii) the Selling Shareholder hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 150,000 Additional Shares, both at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholder for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice by Bear Stearns to the Company and the Selling Shareholder. If the option is exercised in part, the Company and the Selling Shareholder will sell the amount that is proportional to the total number of Additional Shares as provided for in the next paragraph. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 or 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two business days prior to the Additional Closing Date. The Company and the Custodian, on behalf of the Selling Shareholder, shall permit you to examine and package such certificates for delivery at least one business day prior to the Additional Closing Date.

                  Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns in its sole discretion shall make. The number of (i) Company Additional Shares to be sold by the Company shall be the product of (x) the aggregate number of Additional Shares being purchased and (y) the ratio which results from taking the number of Company Shares divided by the total number of Firm Shares, and (ii) the Selling Shareholder Additional Shares to be sold by the Selling Shareholder shall be the product of (x) the aggregate number of Additional Shares being purchased and (y) the ratio which results from taking the number of Selling Shareholder Shares divided by the total number of Firm Shares, subject in each case, however, to such adjustments to eliminate any fractional shares as Bear Stearns in its sole discretion shall make.

                  (d) Payment of the purchase price for the Additional Shares to be sold by the Company shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Additional Shares to Bear Stearns through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least two business days before the Additional Closing Date. Payment for the Additional Shares to be sold by the Selling Shareholder shall be made to or upon the order of the Selling Shareholder of the purchase price by wire transfer in Federal (same day) funds to or as directed by the Selling Shareholder or the Custodian at the offices of Bear Stearns, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to Bear Stearns for the respective accounts of the Underwriters. The Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Additional Shares to be sold by the Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of the Selling Shareholder's obligations hereunder and (ii) the Custodian is authorized to deduct from such payment any such amounts from the proceeds to the Selling Shareholder hereunder and to hold such amounts for the account of the Selling Shareholder with the Custodian under the Custody Agreement and Power of Attorney. The Company and the Custodian will permit Bear Stearns to examine and package such certificates for delivery at least one business day prior to the Additional Closing Date.

            4. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

            5. Covenants of Company and Selling Shareholder.

                  (a) Covenants of the Company. The Company covenants and agrees with the Underwriters that:

                        (i) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Act, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor,
(F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement after the effective date of the Registration Statement to which you shall object in writing after being timely furnished a reasonable time in advance a copy thereof.

                        (ii) The Company shall comply with the Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement, or to file any document incorporated by reference in, the Prospectus or Registration Statement or any amendment thereof or supplement thereto to comply with the Act, the Exchange Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                        (iii) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents (including all amendments or supplements incorporated or deemed to be incorporated by reference), if any, and as you may reasonably request.

                        (iv) The Company consents to the use and delivery of the preliminary prospectus by the Underwriters in accordance with Rule 430 and section 5(b) of the Act.

                        (v) The Company will use its reasonable best efforts in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may reasonably designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to (1) qualify as a foreign corporation, (2) execute a general consent to service of process, or (3) become subject to service of process in suits or taxation in any jurisdiction in which it is not now so subject.

                        (vi) The Company will make generally available (within the meaning of section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Regulations), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with section 11(a) of the Act and the Regulations (including, at the option of the Company, Rule 158 thereof).

                        (vii) During the period of 90 days from the date of the Prospectus, without the prior written consent of Bear Stearns, the Company
      (A) will not, directly or indirectly, issue, offer, sell, agree to issue, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (B) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of section 16 of the Exchange Act and the regulations promulgated thereunder) with respect to any Relevant Security, and (C) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking of each of the persons and entities listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf; other than the offer and sale by the Company and the Selling Shareholder of Shares as contemplated by this Agreement and the offer, sale, agreement to issue, solicitation of offers, the issuance of Ordinary Shares, options or other rights to purchase Ordinary Shares upon: (A) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (B) the exercise of currently outstanding options; (C) the exercise of currently outstanding warrants; (D) the grant and exercise of options under, or the issuance and sale of shares pursuant to, stock option plans, share incentive trusts and employee purchase plans in effect on the date hereof; (E) the satisfaction of earn-out payments or other contingent payment obligations pursuant to the terms of acquisitions completed prior to the date hereof; and (F) in connection with strategic relationships and acquisitions of businesses, technologies or products.

                        (viii) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you, to the extent not publicly filed with the Commission, copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange or the Nasdaq National Market.

                        (ix) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                        (x) The Company will use its reasonable best efforts to list the Shares for quotation on the Nasdaq National Market and maintain the listing of the Shares on the Nasdaq National Market.

                        (xi) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Act and sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                  (b) Covenants of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter:

                        (i) To deliver to the Representatives prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-8 which may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

                        (ii) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, the Selling Shareholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                        (iii) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and the Additional Closing Date, if any, and to satisfy all conditions precedent of the Selling Shareholder to the delivery of the Shares to be sold by the Selling Shareholder pursuant to this Agreement;

                        (iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by the Selling Shareholder; and

                        (v) To deliver to Bear Stearns on or prior to the date of this Agreement a lock-up agreement executed by the Selling Shareholder referenced in Section 7(i) hereof.

            6. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, and subject to Section 13(d) below, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) the fees and expenses of the Company's counsel and accountants and the printing, duplicating, filing and distribution of the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), (ii) the cost of producing the underwriting documents (including this Agreement and any agreement among Underwriters) and all other documents related to the public offering of the Shares, (iii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final Blue Sky survey and the fees and expenses of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey, (v) quotation of the Shares on the Nasdaq National Market, (vi) filing fees of the Commission and the NASD and the fees and disbursements of counsel for the Underwriters in connection with any required review by the NASD, (vii) the cost of printing certificates representing the Shares, (viii) the cost and charges of any transfer agent or registrar, (ix) the fees of the Custodian and other fees and expenses related to the offering of Shares by the Selling Shareholder, and
(x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale by them of any of the Shares.

      The Selling Shareholder will pay all fees and expenses related to the offering of the Shares to be sold by it, including (i) the fees and disbursements of its counsel, if any, and (ii) any applicable stock transfer or other taxes related to the offering of its Shares. Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Shareholder may make for the sharing or allocation of such costs and expenses.

            7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Pillsbury Winthrop LLP ("Underwriters' Counsel") pursuant to this
Section 7 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective and all necessary approvals from the Nasdaq National Market shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by Bear Stearns; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date you shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP, United States counsel for the Company, dated the Closing Date and addressed to the Underwriters, in the form attached hereto as Annex A. As used in said opinion, the term "U.S. Principal Subsidiary" shall mean each of UTi, United States, Inc., a New York corporation, and Union-Transport (U.S.) Holdings, Inc., a Delaware corporation.

                  (c) At the Closing Date, you shall have received the opinion, dated as of the Closing Date, of Harney, Westwood & Riegels, British Virgin Islands counsel for the Company, addressed to the Underwriters, in the form attached hereto as Annex B. As used in said opinion, the term "BVI Principal Subsidiaries" shall mean each of UTi Networks Inc., a British Virgin Islands corporation, UTi International Inc., a British Virgin Islands corporation, and Goddard Company Ltd., a British Virgin Islands corporation.

                  (d) At the Closing Date, you shall have received the opinions, dated as the Closing Date, of foreign counsel for the Company, addressed to the Underwriters, concerning each Foreign Principal Subsidiary (as defined below), in the form attached hereto as Annex C. As used in said opinion, the term "Foreign Principal Subsidiary" shall mean Union Air Transport

(NA) Holdings NV (Netherlands Antilles), a Netherlands Antilles corporation, Union Air Transport (NA) NV, a Netherlands Antilles corporation, and UTi (Netherlands) Holdings BV, a Netherlands corporation.

                  (e) At the Closing Date, you shall have received the opinion, dated as of the Closing Date, of Harney, Westwood & Riegels, British Virgin Islands counsel for the Selling Shareholder, addressed to the Underwriters, in the form attached hereto as Annex D.

                  (f) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as Bear Stearns may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the Closing Date, you shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection
(a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) subsequent to the respective dates as of which information is given in, or incorporated into, the Registration Statement and the Prospectus, the Company and the Subsidiaries (taken as a whole) have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and (v) subsequent to the respective dates as of which information is given in, or incorporated into, the Registration Statement and the Prospectus there has not been any Material Adverse Change of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (h) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Deloitte & Touche LLP, independent certified public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Company and the Underwriters and in form and substance satisfactory to you and Underwriters' Counsel.

                  (i) Bear Stearns shall have received from each person or entity listed on Schedule II hereto a lock-up agreement in substantially the form attached hereto as Annex E.

                  (j) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

                  (k) At the Closing Date, you shall have received a certificate of an authorized representative of the Selling Shareholder, dated the Closing Date, to the effect that, as of the date hereof and as of the Closing Date, the representations and warranties of the Selling Shareholder set forth in Section 2 hereof are accurate and that the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior thereto.

                  (l) On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from the Selling Shareholder.

      If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to Bear Stearns or to Underwriters' Counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by Bear Stearns at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by Bear Stearns at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telecopier, telex or telegraph, confirmed in writing.

            8. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of section 15 of the Act or section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein (the parties hereby agreeing that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in the penultimate sentence of Section 1(b) hereof); provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) The Selling Shareholder shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of section 15 of the Act or section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to the Selling Shareholder contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to the Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Selling Shareholder will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein (the parties hereby agreeing that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in the penultimate sentence of Section 1(b) hereof); provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense; provided, however, that in no case shall the Selling Shareholder be liable or responsible for any amount in excess of the proceeds (net of the underwriting discount but before deducting other expenses) applicable to the Shares sold by the Selling Shareholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability that Selling Shareholder may otherwise have including under this Agreement.

                  (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Shareholder, each of the directors of the Selling

Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Selling Shareholder within the meaning of section 15 of the Act or section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 to the extent it is not materially prejudiced as a result thereof). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                  9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Shareholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, the Selling Shareholder, any contribution received by the Company and/or the Selling Shareholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company and/or the Selling Shareholder within the meaning of section 15 of the Act or section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Shareholder and the Underwriters, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Shareholder and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company, the Selling Shareholder and the Underwriters, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of section 15 of the Act or section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of section 15 of the Act or section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company and the Selling Shareholder shall have the same rights to contribution as the Company and any Selling Shareholder, as applicable, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 9 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                  10.      Default by an Underwriter.

                           (a) If any Underwriter or Underwriters shall default
in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                           (b) In the event that such default relates to more
than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 10, this Agreement (or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholder to sell the Additional Shares) shall thereupon terminate, without liability on the part of the Company or the Selling Shareholder with respect thereto (except in each case as provided in Sections 6, 8(a) and 9 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Shareholder for damages occasioned by its or their default hereunder.

                           (c) In the event that the Firm Shares or Additional
Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  11.      Default by Selling Shareholder.

                           (a) If the Selling Shareholder shall fail to sell and
deliver any Shares that the Selling Shareholder is obligated to sell hereunder as and when so obligated, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 6, 8, 9, 12, 13 and 17 hereof shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

                           (b) In the event that the Selling Shareholder fails
to sell and deliver the number of Shares that the Selling Shareholder is obligated to sell hereunder as and when so obligated and the Company and Underwriters agree to proceed with the Offering, then the Underwriters, Bear Stearns or the Company shall have the right, in each case by notice to the other, to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable; and in no event shall the Company be obligated to increase the number of Shares it is required to sell hereunder.

                  12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in
Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, or the Selling Shareholder, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 6, 8, 9, 13(d) and 17 hereof shall survive the termination of this Agreement, including termination pursuant to Section 10, 11 or 13 hereof.

                  13.      Effective Date of Agreement; Termination.

                           (a) This Agreement shall become effective, upon the
later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Shareholder or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying Bear Stearns or by Bear Stearns notifying the Company. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 1, 2, 6, 8 and 17 hereof shall at all times be in full force and effect.

                           (b) You shall have the right to terminate this
Agreement, by notice to the Company and the Selling Shareholder, at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, as the case may be, shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market by the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, as the case may be, or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by New York or California or federal authorities or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or other similar change in political, financial or economic conditions such that the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                           (c) Any notice of termination pursuant to this
Section 13 shall be by telephone, telecopier, telex, or telegraph, confirmed in writing.

                           (d) If this Agreement shall be terminated pursuant to
any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided by Section 13(a) hereof or (ii) Section 10(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith. If this Agreement shall be terminated pursuant to Section 13(b) hereof, then no party shall have any liability hereunder to any other party hereto except for the Company's obligation, pursuant to Section 6 hereof, to pay all out-of-pocket expenses of the Underwriters incurred in connection with this Agreement

                  14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and if sent to any Underwriter, shall be mailed, delivered, or telecopied, telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10167, Attention: Alex Sheers, with a copy to Underwriters' Counsel at Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94105, Attention: Rodney R. Peck, Esq.; if sent to the Company or the Selling Shareholder, shall be mailed, delivered, or telecopied, telexed or telegraphed and confirmed in writing to the Company, c/o UTi, United States, Inc., 19443 Laurel Park Road, Suite 107, Rancho Dominguez, CA 90220,
Attention: Chief Executive Officer, with a copy to Paul, Hastings, Janofsky & Walker LLP, 17th Floor, 695 Town Center Drive, Costa Mesa, California 92626-1924, Attention: Stephen D. Cooke, Esq.

                  15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, the Selling Shareholder and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  17. Appointment of Agent for Service. The Company and the Selling Shareholder, by the execution and delivery of this Agreement, agree that service of process may be made at the principal office of CT Corporation System, 111 Eighth Avenue, New York, New York 10011, in any suit or proceeding against the Company, or the Selling Shareholder, as the case may be, instituted by any Underwriter or by any person controlling any Underwriter based on or arising under this Agreement in any United States Federal District Court or State court in the State of New York, County of New York, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit or proceeding. The Company further and the Selling Shareholder, by the execution and delivery of this Agreement, irrevocably designates and appoints CT Corporation System in the County, City and State of New York, United States of America, as the authorized agent of the Company and the Selling Shareholder upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company. Each of the Company and the Selling Shareholder represents to each Underwriter that it has notified CT Corporation

System of such designation and appointment and that CT Corporation System has accepted the same in writing. Each of the Company and the Selling Shareholder further agrees that, to the extent permitted by law, service of process upon CT Corporation and written notice of said service to the Company or the Selling Shareholder, as the case may be, mailed by first class airmail or delivered to it at the address specified in Section 14 shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Company and the Selling Shareholder further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for five years from the Closing Time.

                  18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

                  19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  20. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C., is open for business.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         If the foregoing correctly sets forth the understanding among you, the Company, and the Selling Shareholder, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        UTi WORLDWIDE INC.


                                        By:
                                           -------------------------------------
                                                 Roger I. MacFarlane
                                                Chief Executive Officer


                                        "Selling Shareholder"

                                        PTR HOLDINGS INC.



                                        By:
                                           -------------------------------------
                                        Name:
                                           -------------------------------------
                                        Title:  Authorized Signatory

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
BB&T CAPITAL MARKETS, A DIVISION OF SCOTT &
   STRINGFELLOW, INC.
LAZARD FRERES & CO. LLC

By:
   -------------------------------------
Bear, Stearns & Co. Inc.
On behalf of themselves and the other Underwriters
named in Schedule I hereto.

                                   SCHEDULE I


                                                                                Number of Additional Shares to be
                                               Number of Firm Shares to be      Purchased if Maximum Option
Name of Underwriter                            Purchased                        Exercised
-------------------                            ---------                        ---------
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
BB&T Capital Markets, a division of Scott &
Stringfellow, Inc.
Lazard Freres & Co. LLC
TOTAL                                           5,000,000                        750,000

                                   SCHEDULE II

                         SHAREHOLDERS SUBJECT TO LOCK-UP

         United Service Technologies Limited

         Union-Transport Holdings Inc.

         PTR Holdings Inc.

         Matthys J. Wessels

         Roger I. MacFarlane

         Peter Thorrington

         Alan C. Draper

         Lawrence R. Samuels

                                    EXHIBIT A

                              LIST OF SUBSIDIARIES

UTi Worldwide Inc. Subsidiaries                                     Country of Incorporation       % Share Holding
-------------------------------                                     ------------------------       ---------------
Union-Transport (Argentina) SA                                              Argentina                    100
UTi (Aust) Pty Limited                                                      Australia                    100
UTi Belgium NV                                                               Belgium                     100
UTi Logistics NV                                                             Belgium                     100
Union-Transport Botswana Limited                                            Botswana                     100
UTi do Brasil Limitada                                                       Brazil                      100
Corrib Limited                                                       British Virgin Islands              100
Goddard Company Limited                                              British Virgin Islands              100
Kasteel II Limited                                                   British Virgin Islands              100
Karibe Investments Limited                                           British Virgin Islands              100
Taipan Services Limited                                              British Virgin Islands              100
Thomas International Freight Auditors Limited                        British Virgin Islands              100
Transnacala Africa Express                                           British Virgin Islands              100
Transtec Ocean Express Holdings Inc.                                 British Virgin Islands              100
Union-Transport Africa Limited                                       British Virgin Islands              100
Union-Transport Africa Services Limited                              British Virgin Islands              100
UTi Asia Pacific Limited                                             British Virgin Islands              100
UTi International Inc.                                               British Virgin Islands              100
UTi Networks Inc.                                                    British Virgin Islands              100
UTi Projects Limited                                                 British Virgin Islands              100
UTi Burundi S.A.R.L.                                                         Burundi                     100
UTi, Canada, Inc.                                                            Canada                      100
Commerce Customs Brokers and Freight Forwarders Limited                      Canada                      100
W.J. Bondy Customs Brokers Limited                                           Canada                      100
CCB Ventures Limited                                                         Canada                      100
Commerce International Freight Forwarders Limited                            Canada                      100
W. Wingate & Johnston Ltd.                                                   Canada                      100
Ambassador Brokerage Limited                                                 Canada                      60
BDP Commerce Global Logistics Inc.                                           Canada                      50
Union-Transport Chile S.A.                                                    Chile                      100
UTi Colcarga Transporte Internacional Limitada                              Colombia                     100
UTi (CZ) s.r.o.                                                          Czech Republic                  100
UTi Egypt Limited                                                             Egypt                      55
UTi France S.A.R.L.                                                          France                      100
UTi Deutschland GmbH                                                         Germany                     100
UTi Administration Limited                                                  Guernsey                     100
Air & Sea Union Holdings Limited                                            Hong Kong                    100
Hatro Hanse Transport Limited                                               Hong Kong                    100
Jet Speed Sea Freight Limited                                               Hong Kong                    100
International Liner Agencies (H.K.) Limited                                 Hong Kong                    100
Scan-Cargo Transport Limited                                                Hong Kong                    100
Union-Transport (H.K.) Limited                                              Hong Kong                    100
UTi (H.K.) Limited                                                          Hong Kong                    100
Transtec Ocean Express (H.K.)                                               Hong Kong                    100
UT Worldwide (India) (Pvt) Limited                                            India                      100
UTi Indonesia                                                               Indonesia                    100
UTi Ireland Limited                                                          Ireland                     100
UTi Eilat Overseas Limited                                                   Israel                      51
UTi Italy SrL                                                                 Italy                      100

UTi Worldwide Inc. Subsidiaries                                     Country of Incorporation       % Share Holding
-------------------------------                                     ------------------------       ---------------
UTi Japan K.K.                                                                Japan                      100
UTK (Kenya) Limited                                                           Kenya                      100
UTi Korea Company Limited                                                     Korea                      100
Pyramid Freight (Proprietary) Limited                                     Liechtenstein                  100
UTi Logistics (Proprietary) Limited                                       Liechtenstein                  100
Transacala (Malawi) Limited                                                  Malawi                      100
Union-Transport Properties (Malawi) Limited                                  Malawi                      100
Union-Transport (Malawi) Limited                                             Malawi                      100
Union-Transport (Mauritius) Limited                                         Mauritius                    100
UTi (MTIUS) Limited                                                         Mauritius                    100
UTi Worldwide (M) Sdn Bhd                                                   Malaysia                     100
Union Air Transport De Mexico SA De CV                                       Mexico                      100
Union-Transport (Mozambique) Limited                                       Mozambique                    100
Pyramid Freight (Proprietary) Limited                                        Namibia                     100
African Investments BV                                                     Netherlands                   100
Gerlach Art Packers and Shippers BV                                        Netherlands                   100
TOX Holdings BV                                                            Netherlands                   100
UTi Nederland BV                                                           Netherlands                   100
UTi (Netherlands) Holdings BV                                              Netherlands                   100
Active Airline Representatives BV                                          Netherlands                   100
African Investment Holdings NV                                        Netherlands Antilles               100
TOX Holdings NV                                                       Netherlands Antilles               100
Union Air Transport (N.A.) Holdings NV                                Netherlands Antilles               100
Union Air Transport (N.A.) NV                                         Netherlands Antilles               100
UTi New Zealand Limited                                                    New Zealand                   100
Union-Transport Corp. Peru S.A.                                               Peru                       100
UTi (Global Logistics) Inc.                                                Philippines                   100
GSLI-Grupo De Servicos Logisticos Integrados LDA                            Portugal                     100
UTi Rwanda Sarl                                                              Rwanda                      100
UTi Worldwide (Singapore) Pte Ltd.                                          Singapore                    100
Co-ordinated Investment Holdings (Pty) Ltd.                               South Africa                   50
Co-ordinated Materials Handling (Pty) Ltd.                                South Africa                   50
Granat Property Investments (Pty) Limited                                 South Africa                   100
e-Deliveries (Pty) Limited                                                South Africa                   100
Deldevco Properties (Pty) Limited                                         South Africa                   100
Marine Link (Pty) Limited                                                 South Africa                   100
Portion 118 Rietfonetin (Pty) Ltd.                                        South Africa                   100
Speedwheel Deliveries (Pty) Limited                                       South Africa                   100
Grupo SLI & Union, S.L.                                                       Spain                      100
Plataforma Logistica De Alovera, S.L.                                         Spain                      100
Servicios Logisticos Integrados SLI, S.A.                                     Spain                      100
SLI Internalizacion De Servicios, S.L.                                        Spain                      100
SLI Mantenimiento Integral, S.L.                                              Spain                      100
Technicos Asesores De Seguros Brokers Correduna De Seguros, S.A.              Spain                      100
Union De Servicios Logisticos Integrados, S.A.                                Spain                      100
UTi Spain S.L.                                                                Spain                      100
Value 4 Logistics, S.L.                                                       Spain                      100
Wear Link, S.I.                                                               Spain                      100
UTi Pership (Pvt) Limited                                                   Sri Lanka                    51
UTi Logistics AB                                                             Sweden                      100
UTi (Taiwan) Limited                                                         Taiwan                      100
UTi Air (Taiwan) Limited                                                     Taiwan                      65
UTi Worldwide Co., Limited                                                  Thailand                     100
UTi Tasimacilik Limited                                                      Turkey                      60

UTi Worldwide Inc. Subsidiaries                                     Country of Incorporation       % Share Holding
-------------------------------                                     ------------------------       ---------------
Transtec International Freight Services Limited                          United Kingdom                  100
Transtec Ocean Express Limited                                           United Kingdom                  100
UTi Worldwide UK Limited                                                 United Kingdom                  100
UTi Ocean Transport Limited                                              United Kingdom                  100
UTi UK Holdings Limited                                                  United Kingdom                  100
Union-Transport (Scotland) Limited                                       United Kingdom                  100
WTC Ocean Freight (UK) Limited                                           United Kingdom                  100
WTC Transtec Freight Limited                                             United Kingdom                  100
SLI Tacisa, Inc.                                                    United States of America             100
Standard Corporation                                                United States of America             100
Union-Transport Brokerage Corp.                                     United States of America             100
Union-Transport Logistics Inc.                                      United States of America             100
UTi, United States, Inc.                                            United States of America             100
Union-Transport (US) Holdings Inc.                                  United States of America             100
UTi Services Inc.                                                   United States of America             100
Vanguard Cargo Systems Inc.                                         United States of America             100
UTi Uruguay SA                                                               Uruguay                     100
UTi (Zambia) Limited                                                         Zambia                      100
Transtec Freight (Zimbabwe) (Pvt) Limited                                   Zimbabwe                     100

                                    EXHIBIT B

                                CUSTODY AGREEMENT
                                     FOR THE
                           SALE OF ORDINARY SHARES OF
                               UTI WORLDWIDE INC.

UTi WORLDWIDE INC.
c/o UTi, Services, Inc.
19443 Laurel Park Road, Suite 111
Rancho Dominguez, California 90220 USA
Attention:  [               ]

Ladies and Gentlemen:

         This Custody Agreement (the "Agreement") is executed by the undersigned shareholder (the "Selling Shareholder"), in connection with and in furtherance of a proposed public offering (the "Public Offering") of Ordinary Shares, no par value per share (the "Ordinary Shares"), of UTi Worldwide Inc., a company incorporated under the laws of the British Virgin Islands (the "Company"), pursuant to which the Selling Shareholder proposes to sell up to 1,000,000 Ordinary Shares (collectively, the "Selling Shareholder Shares") and, if the over-allotment option is exercised by the Underwriters pursuant to the Underwriting Agreement, up to 150,000 additional Ordinary Shares (the "Selling Shareholder Additional Shares" and, together with the Selling Shareholder Shares, the "Shares"). The Shares are to be sold in the Public Offering to a group of underwriters (the "Underwriters") represented by Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Lazard Freres & Co. LLC (together, the "Representatives"), pursuant to an underwriting agreement to be entered into by and among the Company, the Representatives on behalf of the Underwriters and the Selling Shareholder (the "Underwriting Agreement"), at a price and on terms to be set forth in the Underwriting Agreement. In connection with the Public Offering, Computershare Trust Company, Inc., has been appointed as the Transfer Agent (the "Transfer Agent") for the Ordinary Shares. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to them in the Underwriting Agreement.

         In connection with and to facilitate the sale of the Shares to the Underwriters, the undersigned hereby appoints the Company as custodian (the "Custodian") and herewith deposits or will cause to be deposited with the Custodian one or more certificates representing Ordinary Shares which share certificates together represent not less than the total number of Shares to be sold by the undersigned to the Underwriters in the Public Offering, which number is set forth on Schedule I hereto. The Custodian is hereby authorized, in its capacity as custodian, to take delivery of the certificates or instruments set forth on Schedule I hereto to be completed and delivered with this Agreement by the Selling Shareholder, which certificates or instruments represent such Ordinary Shares held by the Selling Shareholder that will constitute the Shares to be sold by the Selling Shareholder (collectively, the "Certificates"). Each such Certificate so deposited is in negotiable and proper deliverable form endorsed in blank with the signature of the undersigned thereon guaranteed by a commercial bank or trust company in the United States or by a member firm of the New York Stock Exchange, or is accompanied by a duly executed stock power or powers in blank, bearing the signature of the undersigned so guaranteed. The Custodian is hereby authorized and directed, subject to the instructions of the Attorneys-in-Fact, (a) to hold in custody the Certificate or Certificates deposited herewith, (b) to deliver or to authorize the Transfer Agent to deliver the Certificate or Certificates deposited hereunder (or replacement certificate(s) for the Shares) to or at the direction of the Attorneys-in-Fact in accordance with the terms of the Underwriting Agreement and
(c) to return or cause the Transfer Agent to return to the undersigned new certificate(s) for the Ordinary Shares represented by any Certificate deposited hereunder that are not sold pursuant to the Underwriting Agreement.

         The Custodian's acceptance hereof by the execution of this Agreement shall constitute an acknowledgement by the Custodian of the receipt of the Certificates herein referred to, shall constitute an acceptance by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Agreement in accordance with the provisions hereof. The Custodian shall be protected in acting upon any certificate, notice or other instrument in writing received by the Custodian hereunder or under the Underwriting Agreement that in good faith the Custodian shall believe to be genuine and to have been filed or presented by a proper person or persons, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained.

         Concurrently with the execution of this Agreement, the Selling Shareholder has executed and delivered a Power of Attorney (a "Power of Attorney") naming Roger I. MacFarlane, Peter Thorrington and Lawrence R. Samuels, or any of them acting singly or together, as attorney-in-fact (each, an "Attorney-in-Fact") to act for the Selling Shareholder in connection with the sale by the Selling Shareholder of the Shares pursuant to a Registration Statement (the "Registration Statement") on Form F-3 (File No. 333-101309) under the Securities Act of 1933, including the taking of certain actions on behalf of the Selling Shareholder pursuant to the Underwriting Agreement, a preliminary draft of which has been delivered to the Selling Shareholder.

         In order to secure the performance of the Underwriting Agreement and the sale thereunder of the Shares, the Selling Shareholder agrees with the Custodian as follows:

         1. The Selling Shareholder hereby appoints the Custodian to act as the Selling Shareholder's agent as provided herein and the Custodian hereby accepts such appointment. The Custodian shall act in accordance with the instructions set forth in this Agreement and any further instructions given to it by written instrument signed by the Selling Shareholder acting through the Attorney-in-Fact.

         2. The Selling Shareholder agrees that all Shares represented by the Certificates deposited hereunder are subject to the interest of the Underwriters and the Company for the purpose of completing the transactions contemplated by the Underwriting Agreement and the interests of the Attorney-in-Fact (in their capacities as such) under the Power of Attorney; the powers and authority hereby granted are irrevocable and shall not be terminated by any act of the Selling Shareholder, or by operation of law, whether by the termination, liquidation, winding up or dissolution of the Selling Shareholder, or by the occurrence of any other event (including, without limitation, the bankruptcy or insolvency of the Selling Shareholder). If, after the execution hereof, the Selling Shareholder should be dissolved or liquidated, or if any other event shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Agreement, the Custodian is nevertheless authorized and directed to deal with the Certificates deposited hereunder or the certificates issued in exchange therefor and to do all things herein provided for in accordance with the terms and conditions hereof as if the termination, liquidation, winding up or dissolution of the Selling Shareholder or other event had not occurred regardless of whether or not the Custodian shall have received notice thereof. This Agreement shall be binding upon the successors and assigns of the Selling Shareholder.

         3. Until the first to occur of (i) the Additional Closing Date (as defined in the Underwriting Agreement) with respect to Shares sold by the Selling Shareholder, or (ii) the termination of this Agreement pursuant to paragraph 5 below, the Custodian shall hold the Certificates and related stock power and written instrument(s) of transfer in safekeeping.

         4. Upon each of the Closing Date and any Additional Closing Date, if any, the Custodian is authorized and directed, upon the instructions of the Attorney-in-Fact, to cause the number of the Selling Shareholder's Firm Shares and Additional Shares, respectively to be sold, to be transferred on the books of the Company, and to issue certificates, free of any restrictive legend, representing such Shares to the Underwriters in the name of such person or persons, in such denominations and at such time as the Underwriters shall direct, and the Company in its capacity as Custodian shall, or shall cause the Transfer Agent to, deliver, upon the instructions of the Attorney-in-Fact, such new certificates on such Delivery Date to the Underwriters for the accounts of the Underwriters; provided that such delivery shall be against payment to the Custodian or to the Attorney-in-Fact, as they direct, of the aggregate purchase price to be paid by the Underwriters to the order of the Selling Shareholder in the amount and the manner specified in the Underwriting Agreement. If payment is made to the Attorney-in-Fact, the Attorney-in-Fact shall deposit such payment with the Custodian, and the Custodian shall dispose of such funds as hereinafter provided.

         5. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall terminate forthwith upon (i) the termination of the Underwriting Agreement, with respect to the Selling Shareholder in accordance with the provisions thereof, (ii) the failure to consummate the sale of any of the Shares to the Underwriters within 30 days of the date on which the Underwriting Agreement is executed or (iii) the failure of the Underwriters to execute the Underwriting Agreement by December 20, 2002. Upon any such termination of this Agreement, the Custodian is authorized and directed to return to the Selling Shareholder the Certificates delivered herewith, together with any related stock powers and written instrument(s) of transfer, if still in possession of the Custodian hereunder.

         6. Until payment in full has been made for the number of Shares that are sold pursuant to the provisions of the Underwriting Agreement, the Selling Shareholder shall remain the record and beneficial owner of the Shares deposited hereunder and shall have all the rights of a shareholder of the Company with respect to the Shares, including the right to receive dividends attributable to the Shares and to vote all of the Shares.

         7. It is understood that the Underwriters intend to reoffer the Shares to the public at a price per share that is higher than the price per Share paid to the Selling Shareholder. In addition, it is understood that the Selling Shareholder shall have no liability for the fees and expenses of the Custodian except as provided in paragraph 8 hereof.

         8. The Custodian is further authorized in its discretion to advance funds for the account of the Selling Shareholder for the purchase of any stock transfer stamps or the payment of any stock transfer tax required in connection with the sale of any of the Selling Shareholder's Shares to the Underwriters and to reimburse itself for the cost of such stamps and tax, if any, out of the purchase price received by it for such Shares.

         9. After making the payments provided for in paragraph 8 above, the Custodian is directed (a) to remit to the Selling Shareholder the balance of the purchase price received by it in respect of the Selling Shareholder's Shares sold by the Selling Shareholder and (b) to return to the Selling Shareholder a certificate or certificates for Shares, if any, registered in the same manner as the Certificates delivered to it herewith, for any of the Selling Shareholder's Shares that are not sold pursuant to the Underwriting Agreement within 30 days following the date the Underwriting Agreement is executed.

         10. The Custodian's acceptance hereof by the execution of this Agreement shall constitute an acceptance by it of the authorization herein conferred, and shall evidence its agreement to carry out and perform this Agreement in accordance with the provisions hereof; subject, however, to the following:

                  (a) The Custodian shall have no duties except those expressly set forth herein; without limiting the generality of the foregoing, the Custodian shall not have responsibility for the validity of any agreement referred to herein or for the performance of any such agreement by any party thereto or for the interpretation of any of the provisions of any such agreement.

                  (b) The Custodian shall have no responsibility with respect to the application or use of any funds paid by it as herein provided and no interest shall be payable by it on any funds at any time held hereunder.

                  (c) The Selling Shareholder agrees that the Custodian is acting under this Agreement solely as the agent of the Selling Shareholder, that the Custodian is not acting in a fiduciary capacity to the Selling Shareholder and shall not be liable for any action taken hereunder, for any failure to act hereunder or for any other reason except gross negligence or willful misconduct. The Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith in accordance with the foregoing instructions.

                  (d) The Custodian shall be protected in acting upon any certificate, notice or other instrument in writing received by it hereunder or under the Underwriting Agreement which in good faith it shall believe to be genuine and to have been filed or presented by a proper person or persons, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained.

                  (e) In no event shall the Custodian be responsible for the acts of the Attorney-in-Fact or of the Underwriters nor shall it be required to take any action whatsoever on behalf of the Selling Shareholder or otherwise to enforce the rights or claims of the Selling Shareholder against the Underwriters or the Attorney-in-Fact.

         The Custodian shall not be bound by any waiver, modification or amendment hereof unless in writing and signed by the Attorney-in-Fact and, if its duties hereunder are affected, unless the Custodian also shall have given its written consent thereto.

         11. The Selling Shareholder hereby represents and warrants to the Custodian that:

         (a) It has, and at the time of delivery of the Shares to the Underwriters it will have, full power and authority to enter into this Agreement, the Underwriting Agreement and the Power of Attorney, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties and agreements contained herein and therein;

         (b) This Agreement and the Power of Attorney are the valid and binding agreements of the Selling Shareholder and are enforceable against the Selling Shareholder in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally from time to time in effect and may be subject to the application of equitable principles and the enforceability of equitable remedies; and

         (c) The execution, delivery and performance of this Agreement by the Selling Shareholder:

                  (i) requires no action, consent or approval by or in respect of, or filing with, any governmental body, agency, official or authority or any individual, corporation, partnership, association, trust or other entity or organization which has not been made or obtained; and

                  (ii) does not constitute a material default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of such party or a loss of any material benefit to which such party is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon such party or any material license, franchise, permit or other similar authorization held by such party or result in the creation or imposition of any mortgage, life interest, lien (except as created by this Agreement), pledge, charge, security interest, fiduciary assignment, attachment, encumbrance or other adverse claim of any kind in respect of any asset of such party, and only as applicable to the Shares.

         12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of law provisions thereof which might apply the laws of any other jurisdiction.

         13. All notices, requests and other communications hereunder shall be in writing and shall be deemed to be duly given at the time of delivery or mailing if delivered or mailed by first-class mail, postage prepaid, return receipt requested and (a) if to the Underwriters or to the

Company, addressed as provided in the Underwriting Agreement, (b) if to the Selling Shareholder, addressed to the Selling Shareholder as follows: Direct Administration Limited, P.O. Box 307, Picquerel House, L'Islet, St. Sampson's, Guernsey GY1 3SH, United Kingdom, Attention: Martin Wright, with a copy (which copy shall not constitute notice) to Rory Kerr, Esq., Maitland & Co., Dublin, 16 Windsor Place, Dublin 2 Ireland or (c) if to the Custodian, in care of UTi, Services, Inc., 19443 Laurel Park Road, Suite 111, Rancho Dominguez, California 90220 with a copy (which copy shall not constitute notice) to Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, 17th Floor, Costa Mesa, California 92626-1924, Attention: Stephen D. Cooke, Esq.; provided that any notice or communication to the Custodian shall not be effective until actually received by the Custodian.

         14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         15. If any provision of this Agreement is found to be unenforceable as applied in any particular case or circumstance in any applicable jurisdiction, such finding shall not render the provision unenforceable in any other case or circumstance, or render any other provision of this Agreement unenforceable to any extent whatsoever.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ___ day of ________, 2002.

                                        PTR HOLDINGS INC.,
                                        a British Virgin Islands corporation

                                        By:_____________________________________

                                        Name:

                                        Title:

                   NOTARY OF SIGNATURE OF SELLING SHAREHOLDER

STATE OF _____________                           )
                                    )  ss:
COUNTY OF_____________              )

The foregoing instrument was acknowledged before me this ____ day of _______, 2002 by __________________________. He/she personally appeared before me, is personally known to me, or provided employment ID as identification.

                                        Notary:_________________________________

                                        Print Name:_____________________________

[NOTARIAL SEAL]                         Notary Public, State____________________

                                        of My commission expires:_______________

                           ACCEPTANCE BY THE CUSTODIAN

         UTi Worldwide Inc. hereby acknowledges receipt of the Certificates described in this Agreement (and in the form described herein) and hereby agrees to act in accordance with the terms of this Agreement.

Dated:             , 2002
        -----------
                                        UTi WORLDWIDE INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                          SEE THE ATTACHED INSTRUCTIONS

                                  INSTRUCTIONS

             FOR COMPLETING THE CUSTODY AGREEMENT (THE "AGREEMENT")

      A. Please complete and return the Agreement and stock certificates as set forth in paragraph D below. A copy of the Agreement will be returned to you at your request.

      B. Complete Schedule I attached to the Agreement.

      C. The Agreement and each stock power included therewith must be executed by you, with your signature on the Agreement and the accompanying stock powers guaranteed by a commercial bank or trust company in the United States or any broker which is a member firm of the New York Stock Exchange. Please sign the stock powers and the Agreement exactly as your name appears on your stock certificate(s).

      D. Stock certificate(s), each with stock powers attached, along with an executed and completed copy of the Agreement should be promptly returned by hand delivery or by certified mail appropriately insured to: UTi Worldwide Inc., in care of UTi, Services, Inc., 19443 Laurel Park Road, Suite 111, Rancho Dominguez, California 90220.

IF SENT BY OVERNIGHT COURIER, IT IS RECOMMENDED THAT THE EXECUTED STOCK POWERS BE SENT UNDER SEPARATE COVER FROM THE CERTIFICATE(S).

      E. If the stock certificate(s) that you submit represent a greater number of Shares than the aggregate number of Shares which you agree to sell pursuant to the Underwriting Agreement, the Custodian will cause to be delivered to you in due course, but not earlier than ten days after the closing for the purchase of Firm Shares (as such term is defined in the Underwriting Agreement) by the Underwriters, a stock certificate, as the case may be, for the excess number of shares.

      F. Please contact Roger I. MacFarlane, Peter Thorrington or Lawrence R. Samuels if any information or representation included in the Agreement or the Underwriting Agreement should change, or if you become aware of any new information, at any time prior to the closing of the sale of Shares.

                                   SCHEDULE I

           LIST OF CERTIFICATES REPRESENTING THE SHARES BEING HELD BY
                                  THE CUSTODIAN

CERTIFICATE            NUMBER ORDINARY SHARES                        NUMBER OF ORDINARY SHARES
NUMBER             REPRESENTED BY THIS CERTIFICATE               FROM THIS CERTIFICATE TO BE SOLD1
------             -------------------------------               ---------------------------------











-----------------------
(1) If fewer than all shares represented by a Certificate are to be sold, indicate below, if desired for income tax purposes, the date of purchase or purchase price of the particular shares to be sold.

                                    EXHIBIT C

                            DURABLE POWER OF ATTORNEY
                                     FOR THE
                           SALE OF ORDINARY SHARES OF
                               UTI WORLDWIDE, INC.

      The undersigned shareholder (the "Selling Shareholder"), in connection with and in furtherance of a proposed public offering (the "Public Offering") of Ordinary Shares, no par value per share (the "Ordinary Shares"), of UTi Worldwide Inc., a company incorporated under the laws of the British Virgin Islands (the "Company"), proposes to sell up to 1,000,000 Ordinary Shares (collectively, the "Selling Shareholder Shares") and, if the over-allotment option is exercised by the Underwriters pursuant to the Underwriting Agreement, up to 150,000 additional Ordinary Shares (the "Selling Shareholder Additional Shares" and, together with the Selling Shareholder Shares, the "Shares"). The Shares are to be sold in the Public Offering to a group of underwriters (the "Underwriters") represented by Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Lazard Freres & Co. LLC (together, the "Representatives"), pursuant to an underwriting agreement to be entered into by and among the Company, the Representatives on behalf of the Underwriters and the Selling Shareholder (the "Underwriting Agreement"), at a price and on terms to be set forth in the Underwriting Agreement.

      It is understood that at this time there is no commitment on the part of the Underwriters to purchase any of the Shares from the Selling Shareholder, and there is no assurance that a Public Offering of the Shares will take place. Any sale and purchase of the Shares will be upon such terms and subject to such conditions as shall be contained in the Underwriting Agreement. Certificates representing the Shares are being deposited with the Company as custodian (the "Custodian"), pursuant to a Custody Agreement of even date herewith between the Selling Shareholder and the Custodian (the "Custody Agreement").

                                   ARTICLE I.

      The Selling Shareholder hereby irrevocably makes, constitutes and appoints each of Roger I. MacFarlane, Peter Thorrington and Lawrence R. Samuels as the Selling Shareholder's true and lawful agent and attorney-in-fact (said persons, or any of them acting singly, being referred to herein as the "Attorney-in-Fact"), to act together or alone, with full power of substitution and full authority, in the name, place and stead and for and on behalf of the Selling Shareholder with respect to all matters arising in connection with the sale by the Selling Shareholder of the Shares in connection with the Public Offering, including, but not limited to, the power and authority to do or cause to be done any of the following matters:

      1.1 To do all things necessary to sell, assign, transfer and deliver to the Underwriters, for and on behalf of the Selling Shareholder, all or any portion of the Shares pursuant to the terms of the Underwriting Agreement, at the purchase price set forth in the Underwriting Agreement, such Shares being represented by the certificate(s) deposited by or on behalf of the Selling Shareholder with the Custodian.

      1.2 For the purpose of effecting such sale: (i) to negotiate, prepare, execute, carry out, deliver, and comply with, all of the provisions of the Underwriting Agreement and any amendments or supplements thereto, to exercise any power conferred upon, and to take any action authorized to be taken by, the Selling Shareholder pursuant to the Underwriting Agreement in the sole and absolute discretion of the Attorneys-in-Fact, and, subject to paragraphs 1.11 and 2.8 of this Power of Attorney, to agree to or refrain from agreeing to, in such Attorney-in-Fact's sole discretion, on behalf of the Selling Shareholder, the terms and conditions thereof (including, without limitation, the execution and delivery of the certificates of the Selling Shareholder referenced in paragraph 1.8 hereof, the per Share price to be paid by the Underwriters, representations, warranties, agreements and indemnities of the Selling Shareholder, and provisions concerning the Public Offering of Ordinary Shares by the Underwriters), such agreement and approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by the Attorney-in-Fact, including the making of all representations and agreements provided in the Underwriting Agreement to be made by, and the exercise of all authority thereunder vested in, the Selling Shareholder. The Selling Shareholder hereby acknowledges and confirms that he has received and reviewed the draft form of the Underwriting Agreement furnished herewith to him (which form is referred to herein as the "Draft Underwriting Agreement"), and that such Draft Underwriting Agreement may be revised prior to the execution and delivery of the Underwriting Agreement by the Attorney-in-Fact, the Company or the Underwriters; and (ii) to execute and deliver any amendment or amendments to the Custody Agreement and to alter or modify any of the terms thereof.

      1.3 To negotiate, determine and agree upon (a) the price at which the Shares will be initially offered to the public by the Underwriters pursuant to the Underwriting Agreement, (b) the underwriting discount with respect to the Shares, and (c) the price at which the Shares will be sold to the Underwriters by the Selling Shareholder pursuant to the Underwriting Agreement, which prices and discounts per share shall be the same as the prices and discounts per share, respectively, for the Shares of Ordinary Shares sold by the Company to the Underwriters pursuant to the Registration Statement.

      1.4 To use such Attorney-in-Fact's best efforts, but subject to paragraph
1.11 below, to arrange for, prepare or cause to be prepared a Registration Statement on Form F-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), including one or more Prospectuses (together, the "Prospectus"), relating to the offering and sale of Ordinary Shares of the Company of which the Shares are a part and all amendments thereto and to take all appropriate action with respect to the Registration Statement, including requesting acceleration of the effectiveness of the Registration Statement on behalf of the Selling Shareholder, advising the Securities and Exchange Commission (the "Commission") of the reasons why the Selling Shareholder is offering the Shares, acknowledging that the Registration Statement has received summary, cursory or no review by the Commission and executing all such documents, letters and consents as may in the discretion of the Attorney-in-Fact be necessary or desirable in connection therewith, and to join, in such Attorney-in-Fact's sole discretion, with the Company in withdrawing the Registration Statement if the Company should desire to withdraw such registration. The Registration Statement will be generally in the form of the [Amendment No. 1] to the Registration Statement filed with the Commission on [November 26], 2002 (File No. 333-101309), but with such corrections, additions or changes as the Company and/or the Attorney-in-

Fact may deem appropriate or as may be requested by the Commission, the National Association of Securities Dealers, Inc. or state securities commissioners.

      1.5 To incur any necessary or appropriate expense in connection with the sale of Shares (including, without limitation the retention of legal counsel, which may be counsel for the Company, in connection with any and all matters referred to herein, to advance funds for and on behalf of the Selling Shareholder and to cause to be paid (whether by deducting from the offering proceeds to the Selling Shareholder or otherwise) all costs and expenses payable by the Selling Shareholder, if any, pursuant to the provisions of the Underwriting Agreement, this Power of Attorney, the Custody Agreement or any other agreement between the Selling Shareholder and the Company, including any applicable stock transfer taxes chargeable to the Selling Shareholder, all in the discretion of the Attorney-in-Fact.

      1.6 To make any assurances, communications and reports for and on behalf of the Selling Shareholder to the Underwriters or the Custodian that may be necessary or appropriate to facilitate the sale and delivery of the Shares or to effect the registration of the Shares under the securities laws of any jurisdiction.

      1.7 To execute, acknowledge and deliver with the appropriate authorities such requests, consents, agreements, documents, orders, receipts, requests, notices, instructions, letters, writings and statements, and to take any and all steps as may be deemed appropriate in connection with the registration or qualification under the securities and blue-sky laws of the various jurisdictions in which the Shares are to be sold by the several Underwriters pursuant to the Underwriting Agreement, including, without limitation, the giving or making of such undertakings, representations and agreements and the taking of such other steps as the Attorney-in-Fact may deem necessary or advisable.

      1.8 Subject to paragraphs 1.11 and 2.8 below, to execute, verify and deliver to the Underwriters at the Closing Date and, with respect to the Additional Shares, any Additional Closing Date (each as defined in the Underwriting Agreement) for and on behalf of the Selling Shareholder, the certificates of the Selling Shareholder required by the Underwriting Agreement with respect to the accuracy as of the Closing Date and, with respect to the Additional Shares, any Additional Closing Date of the representations of the Selling Shareholder set forth in the Underwriting Agreement and this Power of Attorney and the compliance with and the performance by the Selling Shareholder of all of the agreements set forth in the Underwriting Agreement to be performed or complied with by the Selling Shareholder at or prior to the Closing Date and any Additional Closing Date.

      1.9 To instruct the Company and the Custodian on all matters pertaining to the sale of Shares and delivery of certificates therefore, and to cause the Custodian, or the Company's transfer agent (the "Transfer Agent"), to receive and hold for transfer upon instructions from the Attorney-in-Fact, certificate(s) for the Shares placed in custody with the Custodian, and upon receipt of such instructions, to transfer such Shares and deliver new certificates therefor to the Attorney-in-Fact for delivery to the several Underwriters or to deliver the Shares to the Transfer Agent, for transfer pursuant to the instructions of the Underwriters; and, if necessary, to endorse (in blank or otherwise) in the name of the Selling Shareholder, the certificate or certificates representing Shares deposited with the Custodian or stock powers attached or to be attached to the certificate or certificates, if required by either the Custody Agreement or the Underwriting Agreement.

      1.10 To sell to the Underwriters less than all of the Shares, in accordance with separate written instructions, if any, by the Selling Shareholder as to which of the Shares are to be sold first (which instructions, if any, shall be specified on Schedule I to the Custody Agreement), if requested to do so by the Underwriters in accordance with the Underwriting Agreement, and in the event of a sale of such lesser number of Shares, to instruct the Transfer Agent to issue and/or return certificates representing the balance of the Shares of the Selling Shareholder in excess of those Shares being sold pursuant to the Underwriting Agreement in the name of the Selling Shareholder and to deliver any such certificates to the Attorney-in-Fact for redelivery to the Selling Shareholder following the Closing Date and, with respect to the Additional Shares, any Additional Closing Date.

      1.11 Otherwise, to take all actions and do all things, including the execution and delivery of all documents necessary, appropriate, required, contemplated or deemed advisable by the Attorney-in-Fact, relating to, and generally to act for and in the name of the Selling Shareholder with respect to the sale and delivery of the Shares to, and the re-offering of the Shares by, the Underwriters, as well as the delivery of the Shares and receipt of payment for the Shares by or on behalf of the Selling Shareholder as fully as the Selling Shareholder could if then personally present and acting, including, without limitation, endorsement on behalf of the Selling Shareholder of certificates representing the Shares, to receive payment for the Shares and to deduct therefrom the Selling Shareholder's share, if any, of the offering expenses to the extent payable by the Selling Shareholder pursuant to the Underwriting Agreement, except that the Attorney-in-Fact is not empowered to (and agrees that it will not):

            (i) enter into any covenants, representations, warranties or indemnities on behalf of any Selling Shareholder, other than those covenants, representations, warranties and indemnities set forth in the Underwriting Agreement and the certificates contemplated thereby as provided by paragraphs 1.2 and 1.8 above or otherwise as specifically authorized herein, and

            (ii) furnish any information regarding any Selling Shareholder for use in the Registration Statement (including, without limitation, any preliminary prospectus or any prospectus contained in the Registration Statement) without the consent of the Selling Shareholder.

      If the Attorney-in-Fact should receive the purchase price of any Selling Shareholder's Shares to be purchased by the Underwriters pursuant to the Underwriting Agreement, the Attorney-in-Fact will immediately deposit the amount of the purchase price so received with the Custodian under the Custody Agreement for disposition by the Custodian as provided in the Custody Agreement.

                                   ARTICLE II.

      The Selling Shareholder hereby represents and warrants to, and agrees with the Attorneys-in-Fact, and each of them, that:

      2.1 The Selling Shareholder has all right, power and authority to enter into this Power of Attorney, the Underwriting Agreement and the Custody Agreement and to consummate the transactions contemplated hereby and thereby, including, without limitation, the sale, assignment, transfer and delivery of the Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement. Each of this Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitutes the valid and binding instrument or agreement of the Selling Shareholder enforceable in accordance with its terms except as such enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. If the undersigned is acting as a fiduciary, officer, partner, or agent, the undersigned is enclosing with the Agreement certified copies of the appropriate instruments pursuant to which the undersigned is authorized to act hereunder.

      2.2 The execution, delivery and performance of this Power of Attorney by the Selling Shareholder (i) requires no action, consent or approval by or in respect of, or filing with, any governmental body, agency, official or authority or any individual, corporation, partnership, association, trust or other entity or organization which has not been made or obtained and (ii) does not constitute a material default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of such party or a loss of any material benefit to which such party is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon such party or any material license, franchise, permit or other similar authorization held by such party or result in the creation or imposition of any mortgage, life interest, lien (except as created by this Power of Attorney), pledge, charge, security interest, fiduciary assignment, attachment, encumbrance or other adverse claim of any kind in respect of any asset of such party, and only as applicable to the Shares.

      2.3 The Selling Shareholder has, and immediately prior to the delivery of any Shares to the Underwriters will have, good and valid title to the Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims of any nature, and full right, power and authority to sell, assign, transfer and deliver such Shares, subject only to the Underwriting Agreement, this Power of Attorney and the Custody Agreement; and upon delivery of such Shares and payment therefor pursuant to the Underwriting Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims of any nature, will pass to the several Underwriters.

      2.4 The attention of the Selling Shareholder has been directed to the rules of the Commission which prohibit the Selling Shareholder from bidding for or purchasing any Ordinary Shares of the Company, or attempting to induce anyone else to bid for or purchase such shares, or taking any other action which might tend to stabilize or manipulate the price of the Ordinary Shares, until the distribution of Ordinary Shares pursuant to the Registration Statement has been completed. The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      2.5 In connection with the sale of the Selling Shareholder's Shares to the Underwriters, the Selling Shareholder has not distributed and will not distribute any offering material other than that permitted by the Securities Act.

      2.6 The Selling Shareholder has duly executed and placed in custody all of the documents to be delivered to the Custodian pursuant to the Custody Agreement, which include all of the Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement.

      2.7 The Selling Shareholder specifically agrees that the Shares represented by the certificate(s) held in custody for the Selling Shareholder pursuant to the Custody Agreement are subject to the interests of the Company and the Underwriters; and, in consideration of those interests, and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney, the arrangements made by the Selling Shareholder for such custody, and the appointment by the Selling Shareholder of the Attorney-in-Fact by this Power of Attorney, shall be deemed coupled with an interest and shall be irrevocable subject to Article V hereof. The Selling Shareholder specifically agrees that the obligations of the Selling Shareholder pursuant to the Underwriting Agreement shall not be terminated by operation of law, whether by the termination, liquidation, winding up, or dissolution of the Selling Shareholder or by the occurrence of any other event, (including, without limitation, the bankruptcy or insolvency of the Selling Shareholder, or the termination of any trust or estate for which the Selling Shareholder is acting as a fiduciary) subject to Article V hereof. If, after the execution hereof, the Selling Shareholder should be terminated, liquidated, wound up or dissolved, or if any other similar event should occur (including, without limitation, the bankruptcy or insolvency of the Selling Shareholder) before the delivery of the Shares pursuant to the Underwriting Agreement, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of the Underwriting Agreement and of the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to this Power of Attorney shall be as valid as if such termination, liquidation, winding up or dissolution or other event (including, without limitation, the bankruptcy or insolvency of the Selling Shareholder) had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice thereof, subject to Article V hereof. This Power of Attorney shall be binding upon the successors and assigns of the Selling Shareholder.

      2.8 The Selling Shareholder has reviewed the representations and warranties to be made in by it in the Underwriting Agreement, and hereby represents, warrants and covenants that, except as set forth in the succeeding sentence, each of the representations and warranties of the Selling Shareholder in the Underwriting Agreement is, and will be at all times from the date hereof through and including the Closing Date and any Additional Closing Date, true and correct, and will survive the delivery of any payment for the Shares sold pursuant to the Underwriting Agreement. The Selling Shareholder will immediately notify the Attorney-in-Fact, the Company and the Underwriters of the occurrence of any event which shall cause the representations and warranties contained herein or in the Underwriting Agreement not to be true and correct at any time from the date hereof until the later of (A) the completion of the Public Offering, (B) the Closing Date as provided in the Underwriting Agreement or (C) any Additional Closing Date; and, from and after delivery of such notice, the Attorney-in-Fact shall not have any authority hereunder to make or reaffirm, on behalf of the Selling Shareholder, any representation or warranty inconsistent with the information set forth in such notice.

      2.9 The information contained in the preliminary prospectus included in the Registration Statement with respect to the Selling Shareholder is true and correct.

      2.10 The Selling Shareholder has agreed to the terms of the "lock-up" as set forth in Section 7(j) of the Underwriting Agreement.

      2.11 Except as otherwise disclosed in a Selling Shareholder Questionnaire or Officer and Director Questionnaire delivered to the Representatives or the Lead Managers by the Selling Shareholder, the Selling Shareholder is not directly or indirectly an affiliate of or associated with any member of the National Association of Securities Dealers, Inc.

      2.12 The Selling Shareholder understands and agrees that it is making the foregoing representations, warranties and agreements for the benefit of, and that such representations, warranties and agreements may be relied upon by, the Attorney-in-Fact, the Company, the Custodian, the Underwriters and their respective representatives, agents and counsel and may be specifically relied upon by counsel for the Selling Shareholder, which counsel will also be relying upon the factual information set forth in this Power of Attorney, for the purpose of rendering the legal opinions required by the Underwriters as a condition for consummating the sale of the Shares to be sold by the Selling Shareholder.

                                  ARTICLE III.

      3.1 Upon execution and delivery of the Underwriting Agreement by the Attorneys-in-Fact on behalf of the Selling Shareholder, in accordance with the authority granted hereunder, the undersigned Selling Shareholder agrees to indemnify and hold harmless the Underwriters, the Company, each of its directors and each of its officers who sign the Registration Statement, and each person, if any, who controls any Underwriter or the Company, and to contribute to amounts paid as a result of losses, claims, damages, liabilities and expenses, as provided in Sections 8 and 9 of the Underwriting Agreement.

      3.2 The Selling Shareholder agrees, upon execution and delivery of the Underwriting Agreement by or on behalf of the Selling Shareholder, to be bound by and to perform each and every covenant and agreement therein of the Selling Shareholder as a Selling Shareholder.

      3.3 The Selling Shareholder agrees to deliver to the Attorneys-in-Fact such documentation as the Attorneys-in-Fact, the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions hereof or of the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the Attorneys-in-Fact.

      3.4 The Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to the Underwriting Agreement; and the Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                                   ARTICLE IV.

      The Selling Shareholder agrees that the Attorney-in-Fact shall not be liable for any action taken hereunder, for any failure to act hereunder, or for any other reason except gross negligence or willful misconduct. The Selling Shareholder hereby agrees to indemnify and hold harmless the Attorney-in-Fact from and against any and all loss, damage, liability or expense as incurred which the Attorney-in-Fact may sustain directly or indirectly for any action in connection with this Power of Attorney taken or omitted in good faith or in accordance with an opinion of counsel, who may be counsel for the Company, so long as such loss, damage, liability or expense was or is not due to the Attorney-in-Fact's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. It is understood that the Attorney-in-Fact shall serve entirely without compensation, but will be entitled to reimbursement from the Selling Shareholder for all out-of-pocket expenses incurred by them hereunder.

                                   ARTICLE V.

      5.1 This Agreement, the deposit of the Shares pursuant hereto, and all authority hereby conferred, is granted, made and conferred subject to and in consideration of (i) the interests of the Attorneys-in-Fact, the Underwriters and the Company in and for the purpose of completing the transactions contemplated hereunder and by the Underwriting Agreement and (ii) the completion of the registration of Ordinary Shares pursuant to the Registration Statement and the other acts of the above-mentioned parties from the date hereof to and including the execution and delivery of the Underwriting Agreement in anticipation of the sale of Ordinary Shares, including the Shares, to the Underwriters; and the Attorneys-in-Fact are hereby further vested with an estate, right, title and interest in and to the Shares deposited herewith for the purpose of irrevocably empowering and securing to them authority sufficient to consummate said transactions. Accordingly, this Agreement shall be irrevocable prior to December 20, 2002 and shall remain in full force and effect until that date. The undersigned Selling Shareholder further agrees that this Agreement shall not be terminated by operation of law or upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of the undersigned Selling Shareholder. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to the Attorneys-in-Fact, any of the Underwriters or any other person, the Attorneys-in-Fact shall nevertheless be authorized and empowered to deliver and deal with the Shares deposited under the Agreement by the undersigned Selling Shareholder in accordance with the terms and provisions of the Underwriting Agreement and this Agreement as if such event had not occurred.

      5.2 Notwithstanding any other provision of this Power of Attorney to the contrary, this Power of Attorney (excluding Article IV) shall terminate forthwith upon (i) the termination of the Underwriting Agreement, with respect to the Selling Shareholder, in accordance with the provisions thereof, (ii) the failure to consummate the sale of any of the Shares to the Underwriters within 30 days of the date on which the Underwriting Agreement is executed or (iii) the failure of the Representatives and the Lead Managers to execute the Underwriting Agreement by December 20, 2002. Such termination shall not affect the validity of any lawful action done or performed by the Attorney-in-Fact pursuant hereto prior to such termination. Upon any such termination of this Power of Attorney, the Attorney-in-Fact shall provide written instructions to the Custodian to return the certificate(s) and other documents deposited under the Custody Agreement to the Attorney-in-Fact. The Selling Shareholder directs the Attorney-in-Fact, if this Power of Attorney is terminated as provided herein and after the payment of any expense to be paid or borne by the Selling Shareholder, if any, to redeliver or cause to be redelivered to the Selling Shareholder the certificate(s) and other documents deposited under the Custody Agreement.

                                   ARTICLE VI.

      Subject to the provisions of this Power of Attorney, until payment in full for the Shares has been made by the Underwriters to the Custodian or Attorney-in-Fact pursuant to the provisions of the Custody Agreement and the Underwriting Agreement, the Selling Shareholder shall remain the owner of all Ordinary Shares delivered to the Custodian for the purpose of exercising the rights of the Selling Shareholder as a shareholder of the Company.

                                  ARTICLE VII.

      7.1 The representations, warranties and agreements of the undersigned Selling Shareholder contained herein and in the Underwriting Agreement shall survive the sale and delivery of the Shares and the termination of this Agreement.

      7.2 This Power of Attorney is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law rules thereof which might apply to the laws of any other jurisdiction.

                                  ARTICLE VIII.

      8.1 All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery or mailing if delivered or mailed by first class mail, postage prepaid, return receipt requested and addressed or by Federal Express overnight delivery or facsimile transmission: if to the Selling Shareholder, at the Selling Shareholder's address of record as a holder of Ordinary Shares of the Company or such other address as the Selling Shareholder shall designate by notice hereunder, and if to the Attorneys-In-Fact, in care of UTi, Services, Inc., 19443 Laurel Park Road, Suite 111, Rancho Dominguez, California 90220 with a copy to counsel for the Selling Shareholder at the address provided in the Custody Agreement.

      8.2 The representations, warranties and agreements of the Selling Shareholder contained herein and in the Underwriting Agreement shall survive the sale and delivery of the Shares and the termination of this Power of Attorney.

                                   ARTICLE IX.

      The Selling Shareholder ratifies all actions that the Attorney-in-Fact shall do by virtue of this Power of Attorney and all actions provided for herein may be taken by any one of the Attorneys-in-Fact.

                                   ARTICLE X.

      This Power of Attorney may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by the parties.

                                   ARTICLE XI.

      11.1 If any provision of this Power of Attorney is found to be unenforceable as applied in any particular case or circumstance in any applicable jurisdiction, such finding shall not render the provision unenforceable in any other case or circumstance, or render any other provision of this Power of Attorney unenforceable to any extent whatsoever.

      11.2 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Selling Shareholder named below has executed this Power of Attorney as of the __ day of _________, 2002.

Name, Address and Facsimile Number of       PTR HOLDINGS INC.,
Selling Shareholder:                        a British Virgin Islands corporation


PTR Holdings Inc.
c/o Martin Wright                           ____________________________________
Direct Administration Limited
P.O. Box 307
Picquerel House
L'Islet
St. Sampson's
Guernsey GY1 3SH United Kingdom
Fax: +44 (01) 481-241400




                   NOTARY OF SIGNATURE OF SELLING SHAREHOLDER

STATE OF ______________                 )
                                        )  ss:
COUNTY OF ____________                  )

      The foregoing instrument was acknowledged before me this ____ day of _________, 20__ by ____________. He/she personally appeared before me, is personally known to me, or provided employment ID as identification.

                                         Notary:________________________________
                                         Print Name:____________________________
[NOTARIAL SEAL]                          Notary Public, State of________________
                                         My commission expires:_________________

Accepted by the Attorneys-in-Fact
as of the date above set forth


____________________________
Name: Roger I. MacFarlane

____________________________
Name: Peter Thorrington

____________________________
Name: Lawrence R. Samuels

                                     ANNEX A

                OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP,
                      UNITED STATES COUNSEL FOR THE COMPANY

      (i) Each U.S. Principal Subsidiary (as defined below) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each U.S. Principal Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction where such U.S. Principal Subsidiary leases or owns real property. Each U.S. Principal Subsidiary has the requisite corporate power and corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All the issued and outstanding shares of capital stock of each U.S. Principal Subsidiary have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights provided for in the articles or certificate of incorporation thereof. Based upon such counsel's review of the stock ledgers of such companies, the issued and outstanding shares of capital stock of each U.S. Principal Subsidiary are owned by the immediate parent company thereof. As used in said opinion, the term "U.S. Principal Subsidiary" shall mean UTi, United States, Inc., a New York corporation, and Union-Transport (U.S.) Holdings, Inc., a Delaware corporation.

      (ii) The Shares to be sold to the Underwriters under this Agreement have been approved for quotation on the Nasdaq National Market.

      (iii) Assuming due authorization by the Company, this Agreement has been duly and validly executed and delivered by the Company to the extent execution and delivery are governed by New York law.

      (iv) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court in the United States (state or federal) or before or by any United States (state or federal) public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its U.S. Principal Subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

      (v) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. Principal Subsidiaries pursuant to, any agreement, contract, franchise, license, permit or deed of trust known to such counsel and which is filed as an exhibit to the Registration Statement to which the Company or any of its U.S. Principal Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or
(B) violate or conflict with any provision of the articles or certificate of incorporation, by-laws or similar governing documents of any U.S. Principal Subsidiary, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any United States Federal or New York or California court or any United States Federal or New York or California governmental or regulatory agency or body having jurisdiction over the Company or any U.S. Principal Subsidiary or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any United States Federal or New York or California state court or United States Federal or New York or California governmental or regulatory agency or body having jurisdiction over the Company or any of its U.S. Principal Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the rules and regulations of the NASD (as to all of which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

      (vi) The Registration Statement, as of its effective date, and the Prospectus, as of its date, comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Regulations, except that such counsel in each case does not express any opinion as to the financial statements, notes and schedules thereto, and the other information of a financial or accounting nature or information of a statistical nature derived from financial statements included or incorporated by reference therein or excluded therefrom or the exhibits thereto, and, except to the extent expressly stated elsewhere in this opinion letter, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

      (vii) Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the Act at ________ on ____, and, that such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and to such counsel's knowledge no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

      (viii) The statements set forth in the Company's Annual Report on Form 20-F for the period ended January 31, 2002 under the caption "United States Federal Income Tax Consequences" insofar as they purport to describe and summarize the provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

      (ix) The Company is not an "investment company" as such term is defined in the Investment Company Act.

      (x) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any post-effective amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, notes and schedules thereto, and other information of a financial or accounting nature or information of a statistical nature derived from financial statements included or incorporated by reference therein or excluded therefrom or the exhibits thereto). In addition, such counsel shall state that they have not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference in the Registration Statement or the Prospectus and take no responsibility therefore, except as and to the extent set forth in paragraph
(viii) above.

      In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on opinions of counsel in foreign jurisdictions as to matters of foreign law and on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its U.S. Principal Subsidiaries, provided that copies of any such opinions, statements or certificates shall be delivered to Underwriters' Counsel and are in form and substance reasonably satisfactory to such Underwriters' Counsel and provided that as to such opinions, such other counsel expressly authorizes such reliance and counsel to the Company expressly states in their opinion that such counsel's and Bear Stearns' reliance on such opinion is justified.

HARNEYS
British Virgin Islands and Anguillan lawyers

Associated offices                               Harney Westwood & Riegels
                                                 Craigmuir Chambers
London Tel: +44 (0) 20 7430 2037                 PO Box 71
                                                 Road Town, Tortola
                                                 British Virgin Islands
Fax: +44 (0) 20 7430 2036                        Tel: +1 284 494 2233
7430 2036                                        Fax: +1 284 494 3547
                                                 www.harneys.com

Anguilla
Tel: +1 264 498 5000
Fax: +1 264 498 5001

                                                 Your Ref


[     ]                                          Our Ref 011644-0016-WAW-o03-v06




Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Lazard Freres & Co. LLC

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179



Dear Sirs

UTi WORLDWIDE INC. - IBC NO. 141257 (THE "COMPANY")
UTi NETWORKS INC. - IBC NO.22974 ("UTNI");
UTi INTERNATIONAL INC. - IBC NO. 88491 ("UTII"); AND
GODDARD COMPANY LTD. - IBC NO. 7867 ("GODDARD" AND TOGETHER WITH UTNI AND UTII THE "BVI PRINCIPAL SUBSIDIARIES")

1. We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with:

      (a) an Underwriting Agreement governed by the laws of the State of New York, dated [ ] December 2002 between the Company and each of those persons (the "UNDERWRITERS") detailed therein (the "AGREEMENT");

      (b) a Registration Statement on Form F-3, as amended, under the United States Securities Act of 1933 as filed with the Securities and Exchange Commission on November 19, 2002 (Registration No. 333-101309 (the "REGISTRATION STATEMENT") in relation to the proposed public offering by the Company of up to 4,600,000 of its Ordinary Shares of no par value each (the "ORDINARY SHARES") and by PTR Holdings Inc., a selling shareholder, of up to 1,150,000 Ordinary Shares of the Company including Ordinary

            Shares issuable upon the exercise by the Underwriters of their option to cover over-allotments, if any, all as more particularly described in the Registration Statement. All of the Ordinary Shares to be sold by the Company and by PTR Holdings Inc. in the proposed offering and upon the exercise of the Underwriters' the over-allotment options are referred to herein collectively as the "SHARES";

      (c) a form of Prospectus dated [ ] December 2002 in relation to the proposed public offering of up to 5,000,000 Ordinary Shares of the Company as annexed to and forming part of the Registration Statement (the "PROSPECTUS").

      (items (a-c) are hereafter together referred to as the "DOCUMENTS");

      Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.

2. For the purpose of this opinion, we have examined the following documents:

      (a)   (i)   a facsimile copy of the executed Agreement; and

            (ii) couriered copies of the Registration Statement and Prospectus;

      (b)   (i)   copies of the Memorandum and Articles of Association and
                  Certificate of Incorporation of the Company and the BVI
                  Principal Subsidiaries respectively, available as a matter of public record at the Companies Registry, Road Town, Tortola,
                  British Virgin Islands on [ ] 2002;

            (ii) a facsimile copy of the resolutions of the directors of the Company dated [ ] 2002 approving, inter alia, the Company's entry into, and authorising the execution and delivery by the Company of, the Agreement and authorising the various transactions in connection therewith (the "DIRECTORS' RESOLUTIONS");

            (iii) an original registered agent's certificate dated [ ] 2002 identifying the directors, officers and shareholders of the Company, issued by Midocean Management and Trust Services
                  (BVI) Limited, the registered agent of the Company (the "REGISTERED AGENT'S CERTIFICATE");

            (iv)  (aa)  an original registered agent's certificate dated [ ]
                        2002, and certified as true, complete and up-to-date on [ ] 2002, identifying the directors, officers and shareholders of UTNI, issued by Midocean Management and Trust Services (BVI) Limited, the registered agent of the company (the "UTNI REGISTERED AGENT'S CERTIFICATE");

                  (bb) an original registered agent's certificate dated [ ] 2002, and certified as true, complete and up-to-date on [ ] 2002, identifying the directors, officers and shareholders of UTII, issued by Midocean Management and Trust Services (BVI) Limited, the registered agent of the company (the "UTII REGISTERED AGENT'S CERTIFICATE");

                  (cc) an original registered agent's certificate dated [ ] 2002 identifying the directors, officers and shareholders of Goddard, issued by Midocean Management and Trust Services (BVI) Limited, the registered agent of the company (the "GODDARD REGISTERED AGENT'S CERTIFICATE");

                  (items (aa-cc) above are hereafter collectively referred to as the "BVI PRINCIPAL SUBSIDIARIES' REGISTERED AGENTS' CERTIFICATES")

            (v) the public records of the Company and the Principal Subsidiaries on file and available for inspection at the Companies Registry, Road Town, Tortola, British Virgin Islands
                  on [      ] 2002;

            (vi) the records of proceedings on file with, and available for inspection on [ ] 2002 at the High Court of Justice, British Virgin Islands;

            (vii) a facsimile copy of a director's certificate signed by
                  [             ], a Director of the Company dated
                  [             ] December 2002 (the "DIRECTOR'S
                  CERTIFICATE");

            (viii)an original Certificate of Good Standing dated
                  [       ]  2002 issued in respect of the Company by the
                  Registrar of Corporate Affairs, Road Town, Tortola, British Virgin Islands;

            (ix)  a copy, certified to be true as at [        ] 2002, of the
                  share register of the Company and each BVI Principal Subsidiary, issued by its respective registered agent.

3. For the purposes of this opinion we have assumed without further enquiry:

      (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

      (b)   the genuineness of all signatures and seals;

      (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

      (d) the accuracy of any and all representations of fact expressed in the documents we have examined;

      (e) that the statements contained in the Agreement are (other than those addressing matters of British Virgin Islands law) true, valid and binding;

      (f)   that the Directors' Resolutions remain in full force and effect;

      (g) that each of the BVI Principal Subsidiaries owns, leases and operates its properties and conducts its business as set forth in the Director's Certificate referred to at paragraph 2(b)(vii).

      All capitalised terms appearing in this opinion and not otherwise defined herein have the meanings ascribed to them in the Agreement.

4. Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

      (i) The Company is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name. Each BVI Principal Subsidiary is a company duly incorporated with limited liability under the International Business Companies Act Cap. 291 and validly existing in good standing under the laws of the British Virgin Islands. Each BVI Principal Subsidiary is a separate legal entity and is subject to suit in its own name. All the issued and outstanding shares of each BVI Principal Subsidiary have been duly and validly authorised and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. Based upon our review of the contents of the share register of each BVI Principal Subsidiary, all of the issued and outstanding shares of each BVI Principal Subsidiary are owned directly by the Company or indirectly, based on the Director's Certificate, by another Subsidiary of the Company;

      (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement. Each BVI Principal Subsidiary has the requisite corporate power and authority to own, lease and operate its respective properties and based on the Director's Certificate, to conduct its respective business as now being conducted;

      (iii) The Company has the corporate power and authority to conduct its business as described in the Prospectus, and the conduct of such business does not and will not conflict with or result in a default, breach or violation of or under:

            (A)   any law of the British Virgin Islands or

            (B)   its Memorandum and Articles of Association;

      (iv) The Agreement has been duly and validly authorized and executed and, when delivered as a matter of fact, will have been duly delivered for and on behalf of the Company;

      (v) No consents, approvals, authorizations or orders of any court, regulatory body, administrative agency or other governmental body of or in the British Virgin Islands are necessary for the entry into and performance by the Company of and the exercise of its rights and the performance of its obligations pursuant to the Agreement, including, without limitation, the issuance and sale of the Firm Shares and the sale of the Additional Shares;

      (vi) The execution and delivery of the Agreement by the Company and the performance of its obligations and the exercise of any of its rights thereunder or the consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Shares and the sale of the Additional Shares and the use of the proceeds from the sale of the Shares and the sale of the Additional Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Agreement does not and will not conflict with or result in a default, breach or violation of or under:

            (A) any law of the British Virgin Islands or to the best of our knowledge without further enquiry, and administrative regulation or ruling in the British Virgin Islands;

            (B)   the Memorandum and Articles of Association of the Company or

            (C) on the basis of the Director's Certificate, any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

      (vii) All of the outstanding Ordinary Shares are duly and validly authorised and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights and no holder thereof is or will be subject to personal liability by reason of being such holder. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Agreement and the Firm Shares and the Additional Shares have been duly authorised for issue and sale to the Underwriters by the Company pursuant to its Directors' Resolutions and the Agreement and, when issued, sold, delivered and paid for in accordance with the Agreement and the Company's Memorandum and Articles of Association, the Firm Shares and the Additional Shares will be legally issued, fully paid and non-assessable, and based on the Director's Certificate, free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever and will not be issued in violation of or subject to any preemptive or similar rights and no holder of the Firm Shares or the Additional Shares is or will be subject to personal liability by reason of being such a holder;

      (viii)On the basis of the Director's Certificate, neither the Company nor any of the BVI Principal Subsidiaries is in violation of its Memorandum and Articles of Association and no default by the Company or any of the BVI Principal Subsidiaries exists in the due performance or observation of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement;

      (ix) On the basis of its Memorandum and Articles of Association, the Company is authorised to issue 600,000,000 shares divided into three classes of one series each as follows:

            (A)   500,000,000 Ordinary Shares of no par value each;

            (B)   50,000,000 Class A Preference Shares of no par value each; and

            (C)   50,000,000 Class B Preference Shares of no par value each.

            The respective rights, privileges and preferences of the Ordinary Shares and the Class A and Class B Preference Shares are as stated in the Company's Memorandum and Articles of Association and as described in the Prospectus; on the basis of the information contained in the Company's share register, the outstanding capital of the Company is as set forth in the Prospectus under the caption "Capitalization";

      (x) Any final and conclusive monetary judgement for a definite sum obtained against the Company in the State of New York in respect of the Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

            (A) the Courts of the State of New York had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

            (B) the judgement given by the Courts of the State of New York was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

            (C) in obtaining judgement there was no fraud on the part of the person in whose favour judgement was given or on the part of the Courts of the State of New York;

            (D) recognition or enforcement of the judgement was not contrary to natural justice;

            (E) enforcement of the judgment was not contrary to public policy in the British Virgin Islands.

      (xi) The choice of the law of the State of New York as the proper law of the Agreement would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Agreement as the proper law thereof and the submission by the Company to the jurisdiction of the courts of the State of New York and nomination by the Company of an agent in the State of New York to accept service of process in respect of proceedings before such courts is valid;

      (xii) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings in the British Virgin Islands of the obligations of the Company under the Agreement that it or any other document be notarised, filed, registered or recorded in the British Virgin Islands or elsewhere;

      (xiii)No court proceedings pending against the Company or any of the BVI Principal Subsidiaries are revealed from the searches conducted at the British Virgin Islands High Court Registry;

      (xiv) On the basis of searches conducted at the Registry of Corporate Affairs and the British Virgin Islands High Court Registry, no currently valid order or resolution for winding up of the Company or any of the BVI Principal Subsidiaries and no current notice of appointment of a receiver over the Company, any of the BVI Principal Subsidiaries or any of their assets appears on the records maintained in respect of the Company or any of the BVI Principal Subsidiaries, but it is to be noted that it is not a requirement that notice of appointment of a receiver be registered with the Registrar of Corporate Affairs or any other public body in the British Virgin Islands;

      (xv) Service of process in the British Virgin Islands on the Company or the BVI Principal Subsidiaries may be effected by leaving at the Registered Office of the Company or the BVI Principal Subsidiaries the relevant document to be served. On the basis of the information contained in the Memorandum and Articles of Association of the Company, the Registered Office of each such company is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands;

      (xvi) The Company has the power to submit, and has taken all necessary corporate action to submit to the jurisdiction of any United States federal district court or State court in the State of New York, County of New York, and to appoint CT Corporation System as the authorised agent of the Company for the purpose described in Section 17 of the Agreement;

      (xvii)The Underwriters have standing to bring an action or proceedings before the appropriate courts in the British Virgin Islands for the enforcement of the Agreement. It is not necessary or advisable in order for the Underwriters to enforce their rights under the Agreement, including the exercise of remedies thereunder, that the Underwriters be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands;

      (xviii) There is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Agreement or the issue or transfer of the Shares or the Additional Shares by the Company, the delivery of the Shares or the Additional Shares to the Underwriters in the manner contemplated in the Agreement or the sale and transfer of the Shares or the Additional Shares;

      (xix) The Agreement will not be subject to ad valorem stamp duty in the British Virgin Islands and no registration, documentary, recording, transfer or similar tax, fee or charge is payable in the British Virgin Islands in connection with the execution, delivery, filing, registration or performance of the Agreement;

      (xx) The Company is not entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Agreement in respect of itself or its property; and

      (xxi) The statements in the Prospectus under the captions (a) "Risk Factors - It may be difficult for our shareholders to effect service of process and enforce judgements obtained in United States courts against us or our directors and executive officers who reside outside of the United States", "Because we are incorporated under the laws of the British Virgin Islands, it may be more difficult for our shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction", and "Our Memorandum and Articles of Association contain anti-takeover provisions which may discourage attempts by others to acquire or merge with us and which could reduce the market value of our ordinary shares" insofar as they describe certain provisions of the laws of the British Virgin Islands, (b) "Risk Factors - Future issuances of preference shares could adversely affect the holders of our ordinary shares" and "Our Memorandum and Articles of Association contain anti-takeover provisions which may discourage attempts by others to acquire or merge with us and which could reduce the market value of our ordinary shares", insofar as they as they describe certain provisions of the Memorandum and Articles of Association of the Company, (c) Capital Stock" insofar as they describe certain provisions of the Memorandum and Articles of Association relating to the share capital of the Company, (d) the statements in the Company's Annual Report on Form 20-F for the fiscal year ended January 31, 2002 in Item 10 of Part I under the caption "Memorandum and Articles of Association", insofar as they describe certain provisions of the Memorandum and Articles of Association relating to the share capital of the Company and the International Business Companies Act (Cap 291) and (e) the statements in the Company's Annual Report on Form 20-F for the fiscal year ended January 31, 2002 in Item 10 of Part I under the caption "Exchange Controls", insofar as they constitute a summary of the absence of British Virgin Islands laws or regulations restricting capital imports or exports and the payment of dividends to non-resident shareholders and (f) the statements in the Company's Annual Report on Form 20-F for the fiscal year ended January 31, 2002 in Item 10 of Part I under the caption "British Virgin Islands Taxation", insofar as they constitute a summary of matters of British Virgin Islands tax law, constitute accurate summaries thereof in all material respects.

5. This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date hereof. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction that might be applicable to the transaction contemplated by the Agreement.

6. The opinions set out above are, to the extent that enforcement of the Agreement is sought in the courts of the British Virgin Islands, subject to the following qualifications:

      (i) Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

      (ii) Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy.

      (iii) Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

      (iv) The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

      (v) The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

      (vi) The term "enforceable" means that a document is of a type and in form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the inconclusiveness of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters. However, in our view, this qualification would not defeat your legitimate expectations in any material respect.

      (vii) Wherever we have qualified our opinion by the phrase "to the best of our knowledge" or similar language, it is intended to indicate that during the course of our reviewing the documents specifically listed herein and our searches conducted at the Companies Registry and the High Court Registry, no information has come to our attention which has given us actual knowledge of the facts or circumstances referred to. However we have not undertaken any special or independent investigation to determining the existence or absence of such facts or circumstances and no inference as to our knowledge in that regard to that fact that we have acted on behalf of the Company or any of the BVI Principal Subsidiaries in other transactions may be drawn.

7. This opinion is rendered pursuant to clause 7(c) of the Agreement and is to your benefit and use and the benefit and use of your legal counsel in connection with the transactions contemplated by the Agreement only. It may not be divulged to or used by any person or for any other purpose without our specific written consent.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

                                    ANNEX C

                  [OPINION OF FOREIGN COUNSEL FOR THE COMPANY]

      (i) If such Foreign Principal Subsidiary is established as a private limited liability company in a civil law jurisdiction, that such Foreign Principal Subsidiary has been duly established and is validly existing as a corporation under the laws of its jurisdiction of establishment and has all requisite corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All issued and outstanding quotas (equivalent to shares or stock) have been duly and validly issued and are fully paid and nonassessable and have not been issued in violation of preemptive rights and according to the statutes or constitutive documents of such Foreign Principal Subsidiary and based on counsel's review of the ledgers or other appropriate corporate records of such Foreign Principal Subsidiary to the knowledge of such counsel, is owned by the immediate parent company thereof.

      (ii) If such Foreign Principal Subsidiary has been incorporated under the laws of the United Kingdom, such Foreign Principal Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All issued and outstanding shares (or stock) have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of preemptive rights and according to the share register (stock ledgers) of such company and to the knowledge of such counsel, is owned directly or indirectly by the immediate parent company thereof.

      (iii) If such Foreign Principal Subsidiary is organized as a joint stock corporation or public company in a civil law country, such Foreign Principal Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Such Foreign Principal Subsidiary has the requisite corporate power and corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All the issued and outstanding capital stock of such Foreign Principal Subsidiary has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive rights. Based upon such counsel's review of the stock ledgers of such company, the issued and outstanding capital stock of such Foreign Principal Subsidiary is owned directly or indirectly by the immediate parent company thereof.

ANNEX D

                     OPINION OF HARNEY, WESTWOOD & RIEGELS,
           BRITISH VIRGIN ISLANDS COUNSEL FOR THE SELLING SHAREHOLDER

[      ] 2002                                            11644-0016-WAW-o02-v06

Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Lazard Freres & Co. LLC

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179


Dear Sirs

UTI WORLDWIDE INC - IBC NO. 141257 (THE "COMPANY")

1. We are lawyers qualified to practise in the British Virgin Islands and have been asked to render this opinion in connection with an Underwriting Agreement governed by the laws of the State of New York, dated [ ] December 2002 (the "AGREEMENT") addressed to yourselves, as representatives of the several Underwriters named in Schedule I of the Agreement, in relation to the proposed public offering of up to 1,150,000 Ordinary Shares of no par value each of the Company (the "SHARES") by PTR Holdings Inc. (the "SELLING SHAREHOLDER"), including the Ordinary Shares issuable upon the exercise by the Underwriters of their option to cover over-allotments, if any, all as more particularly described in a Registration Statement on Form F-3, as amended, under the United States Securities Act of 1933 as filed with Securities and Exchange Commission on November 19, 2000 (Registration No. 333-101309) (the "REGISTRATION STATEMENT").

2.    For the purpose of this opinion, we have examined the following documents:

      (a)   (i)   a copy of the Agreement, and the exhibits thereto;

            (ii)  a copy of the Registration Statement;

            (iii) a copy of the form of Prospectus dated [ ] December 2002 in relation to the proposed public offering of the Company's ordinary shares as annexed to and forming part of the Registration Statement;

      (the items listed in paragraph (a) are hereafter together referred to as the "DOCUMENTS")

      (b)   a copy of a custody agreement (the "CUSTODY AGREEMENT") in form of a
            letter addressed to the Company, dated [          ] December 2002
            and executed by the Selling Shareholder;

      (c)   a copy of a Durable Power of Attorney (the "POWER OF ATTORNEY")
            dated [      ] December 2002 and issued by the Selling Shareholder;

      (d)   (i)   the Memorandum and Articles of Association and Certificate of
                  Incorporation of the Selling Shareholder on file at the
                  Registry of Corporate Affairs on [          ];

            (ii)  a facsimile copy of the resolutions of the directors of the
                  Selling Shareholder dated [         ] approving, inter alia,
                  the Selling Shareholder's entry into, and authorising the execution and delivery by the Selling Shareholder of, the Agreement, the Custody Agreement and the Power of Attorney and authorising the various transactions in connection therewith (the "DIRECTORS' RESOLUTIONS");

            (iii) an original registered agent's certificate dated [          ]
                  identifying the directors, officers and shareholders of the Selling Shareholder, issued by Midocean Management and Trust Services (BVI) Limited, the registered agent of the Selling Shareholder (the "REGISTERED AGENT'S CERTIFICATE");

            (iv) a copy, certified to be true as at [ ] December 2002, of the share register of the Company, issued by the Registered Agent;

            (v) a copy, certified to be true as at [ ] December 2002, of the share register of the Selling Shareholder, issued by its Registered Agent;

            (vi) the public records of the Selling Shareholder on file and available for inspection at the Registry of Corporate Affairs
                  on [   ] December 2002;

            (vii) the records of proceedings on file with, and available for inspection on [ ] December 2002 at the Registry of the High Court of Justice, British Virgin Islands; and

            (viii)      a director's certificate dated [          ] December
                  2002, signed by [              ], a director of the Selling
                  Shareholder (the "DIRECTOR'S CERTIFICATE"); and

            (ix) an original Certificate of Good Standing dated [ ] December 2002 issued in respect of the Selling Shareholder by the Registrar of Corporate Affairs, Road Town, Tortola, British Virgin Islands.

3.    For the purposes of this opinion we have assumed without further enquiry:

      (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

      (b)   the genuineness of all signatures and seals;

      (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

      (d) the accuracy of any and all representations of fact expressed in the documents we have examined;

      (e) that the statements contained in the Agreement are (other than those addressing matters of British Virgin Islands law) true, valid and binding; and

      (f)   that the Directors' Resolutions remain in full force and effect.

      All capitalised terms appearing in this opinion and not otherwise defined herein have the meanings ascribed to them in the Agreement.

4. Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

      (a) The Selling Shareholder is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

      (b) The Selling Shareholder has the corporate power and authority and all other necessary authority to own, lease and operate its properties and based on the Director's Certificate to conduct its business as now being conducted.

      (c) The Selling Shareholder has full legal right, power and authority to enter into the Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares and the Additional Shares to be sold by the Selling Shareholder in the manner provided in the Agreement.

      (d) Based upon the Director's Certificate mentioned at paragraph 2(d)(viii) above, the Selling Shareholder is the holder of record and has good and valid title to the certificates for the Shares [and the Additional Shares] to be sold by the Selling Shareholder, and upon delivery thereof pursuant to the Agreement and payment therefor, good and clear title will pass to the Underwriters, severally, free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever. The Selling Shareholder had the legal right and power, and all authorisations and approvals required under its Memorandum and Articles of Association, to enter into the Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver all of the Shares that may be sold by the Selling Shareholder under the Agreement and to comply with its other obligations under the Agreement, the Custody Agreement and the Power of Attorney.

      (e) The Agreement has been duly and validly authorised and executed and, upon being delivered as a matter of fact, will have been duly delivered for and on behalf of the Selling Shareholder.

      (f) The Custody Agreement and the Power of Attorney appointing the Company as the Custodian and Roger I. MacFarlane, Peter Thorrington and Lawrence R. Samuels as the Selling Shareholder's Attorneys-in-Fact, with regard to the transactions contemplated by the Agreement and by the Registration Statement, have been duly authorised, executed and, upon being delivered as a matter of fact, will have been duly delivered by or on behalf of the Selling Shareholder and are the valid and binding agreements of the Selling Shareholder, enforceable in accordance with their respective terms, and pursuant to such Power of Attorney, the Selling Shareholder has authorised such Attorneys-in-Fact to execute and deliver on the Selling Shareholder's behalf the Agreement and any other document necessary or desirable in connection with the transactions contemplated by the Agreement and to deliver the Shares [and the Additional Shares] to be sold by the Selling Shareholder pursuant to the Agreement.

      (g) Assuming that the Underwriters purchase the Shares [and the Additional Shares] sold by the Selling Shareholder pursuant to the Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Shares pursuant to the Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

      (h) The execution, delivery and performance of the Agreement, the Custody Agreement and the Power of Attorney by the Selling Shareholder, compliance with all the provisions thereof by the Selling Shareholder and the consummation of the transactions contemplated thereby will not require any consent, approval, authorisation or order of any court, regulatory body, administrative agency or other governmental body of or in the British Virgin Islands, and, based on the Director's Certificate, will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or the property of the Selling Shareholder is bound, will not contravene or conflict with, result in a breach or violation of, or constitute a default under, the Memorandum and Articles of Association of the Selling Shareholder; violate, contravene or conflict with any provision of any law of the

            British Virgin Islands, or to the best of our knowledge without further enquiry, any administrative regulation or ruling in the British Virgin Islands, and, based on the Director's Certificate, will not violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which the Selling Shareholder is a party or by which it is bound, or any judgement, order or decree applicable to the Selling Shareholder of any British Virgin Islands court, or to the best of our knowledge, without further enquiry, any regulatory body, administrative agency, governmental body or arbitrator in the British Virgin Islands applicable to the Selling Shareholder or property of the Selling Shareholder.

      (i) Any final and conclusive monetary judgement for a definite sum obtained against the Selling Shareholder in the State of New York in respect of the Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

            (i) the Courts of the State of New York had jurisdiction in the matter and the Selling Shareholder either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

            (ii) the judgement given by the Courts of the State of New York was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Selling Shareholder;

            (iii) in obtaining judgement there was no fraud on the part of the person in whose favour judgement was given or on the part of the Courts of the State of New York;

            (iv) recognition or enforcement of the judgement was not contrary to natural justice; and

            (v) enforcement of the judgment was not contrary to public policy in the British Virgin Islands.

      (j) The choice of the law of the State of New York as the proper law of the Agreement would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Agreement as the proper law thereof and the submission by the Selling Shareholder to the jurisdiction of the courts of the State of New York and nomination by the Selling Shareholder of an agent in the State of New York to accept service of process in respect of proceedings before such courts is valid;

      (k) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings in the British Virgin Islands of the obligations of the Selling Shareholder under the Agreement that it or any other document be notarised, filed, registered or recorded in the British Virgin Islands or elsewhere;

      (l) No court proceedings pending against the Selling Shareholder or any of the BVI Principal Subsidiaries are revealed from the searches conducted at the British Virgin Islands High Court Registry;

      (m) On the basis of searches conducted at the Registry of Corporate Affairs and the British Virgin Islands High Court Registry, no currently valid order or resolution for winding up of the Selling Shareholder and no current notice of appointment of a receiver over the Selling Shareholder or any of its assets appears on the records maintained in respect of the Selling Shareholder, but it is to be noted that it is not a requirement that notice of appointment of a receiver be registered with the Registrar of Corporate Affairs or any other public body in the British Virgin Islands;

      (n) Service of process in the British Virgin Islands on the Selling Shareholder may be effected by leaving at the Registered Office of the Selling Shareholder the relevant document to be served. On the basis of the information contained in the Memorandum and Articles of Association of the Selling Shareholder, the Registered Office of the Selling Shareholder is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands;

      (o) The Selling Shareholder has the power to submit, and has taken all necessary corporate action to submit to the jurisdiction of any United States federal district court or State court in the State of New York, County of New York, and to appoint CT Corporation System as the authorised agent of the Selling Shareholder for the purpose described in Section 17 of the Agreement;

      (p) The Underwriters have standing to bring an action or proceedings before the appropriate courts in the British Virgin Islands for the enforcement of the Agreement. It is not necessary or advisable in order for the Underwriters to enforce their rights under the Agreement, including the exercise of remedies thereunder, that the Underwriters be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands;

      (q) There is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Selling Shareholder pursuant to the Agreement or the issue or transfer of the Shares or the Additional Shares by the Selling Shareholder, the delivery of the Shares or the Additional Shares to the Underwriters in the manner contemplated in the Agreement or the sale and transfer of the Shares or the Additional Shares;

      (r) The Agreement will not be subject to ad valorem stamp duty in the British Virgin Islands and no registration, documentary, recording, transfer or similar tax, fee or charge is payable in the British Virgin Islands in connection with the execution, delivery, filing, registration or performance of the Agreement;

      (s) The Selling Shareholder is not entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Agreement in respect of itself or its property;

5. This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date hereof. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction that might be applicable to the transaction contemplated by the Agreement.

6. The opinions set out above are, to the extent that enforcement of the Agreement, the Custody Agreement or the Power of Attorney is sought in the courts of the British Virgin Islands, subject to the following qualifications:

      (a) Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

      (b) Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy.

      (c) Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

      (d) The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

      (e) The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

      (f) The term "enforceable" means that a document is of a type and in form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the inconclusiveness of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters. However, in our view, this qualification would not defeat your legitimate expectations in any material respect.


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
7. This opinion is rendered pursuant to clause 7(e) of the Agreement and is to your benefit and use and the benefit and use of your legal counsel in connection with the transactions contemplated by the Documents only. It may not be divulged to or used by any person or for any other purpose without our specific written consent.

Yours faithfully

HARNEY WESTWOOD & RIEGELS


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